UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVER FALCON MINING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1040	26-1266967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200 Bradenton, Florida 34205
(Address of principal executive offices)

Registrant's telephone number, including area code: (941) 761-7819

(Name and address of agent for service of process)

Telephone number of agent for service of process:

Communications Copies to:

Robert J. Mottern, Esq.

Investment Law Group of Gillett, Mottern & Walker, LLP

1230 Peachtree Street, N.E., Suite 2445.

Atlanta, Georgia 30309

Phone: (404) 607-6933

Fax: (678) 840-2126

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                                                                           Accelerated filer [ ]

Non-accelerated filer [ ]                                                         Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Class A Common Stock (1)	74,226,804	$0.10	$7,200,000 (4)	$861.77
Class A Common Stock (2)	1,326,230	$0.10	$132,623	$15.40

(1)

We are registering 74,226,804 shares of our common stock (the “Put Shares”) that we will put to Centurion Private Equity, LLC (“Centurion”) pursuant to an investment agreement (the “Investment Agreement”) between the Centurion and the registrant executed on April 5, 2011.

(2)

We are registering 1,190,083 shares issued to Centurion under the Investment Agreement as a commitment fee, and 136,147 shares issued to Centurion in payment of legal fees incurred by Centurion under the Investment Agreement.

(3)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the Pink Sheets on May 25, 2011.

(4)

This amount represents the maximum aggregate value of common stock which may be put to Centurion by the registrant pursuant to the terms and conditions of the Investment Agreement between Centurion and the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SILVER FALCON MINING, INC.

75,553,034 SHARES OF COMMON STOCK

PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated May 25, 2011

This prospectus relates to the resale of up to 75,553,034 shares of the common stock of Silver Falcon Mining, Inc., a Delaware corporation, by Centurion Private Equity, LLC, a Georgia limited liability company (“Centurion” or “Selling Shareholder”), the selling shareholder.  Of the shares covered by this prospectus, 74,226,804 have not been issued, but may be issued from time to time pursuant to Put Notices that we have the right to send to Centurion under an Investment Agreement (the “Investment Agreement”) with Centurion. The Investment Agreement permits us to sell shares of our common stock to Centurion enabling us to drawdown up to $7,200,000 from Centurion. The registration statement covers the offer and possible sale of approximately $7,200,000 in common stock based on our May 25, 2011 closing market price of $0.10 per share before the discount offered to Centurion. The remaining 1,326,230 shares consist of shares issued to Centurion under the Investment Agreement as a commitment fee and to reimburse Centurion for legal expenses associated with the Investment Agreement. We will not receive any proceeds from the sale of these shares of common stock offered by Centurion. However, we will receive proceeds from the sale of securities pursuant to each Put Notice we send to Centurion. We will bear all costs associated with this registration.

Centurion is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line of Credit. Centurion will pay us a price per share for each Put equal to the lesser of (i) 97% of the “Market Price” (as defined below) of our common stock, or (ii) the Market Price of our common stock minus $0.01, but not less than a “Company Designated Minimum Put Share Price” (as defined below), if any, subject to certain dollar and share volume limitations for each Put. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable Put. “Company Designated Minimum Put Share Price” means a minimum purchase price per Put share at which Centurion may purchase shares of common stock pursuant to the Company’s Put notice. The Company Designated Minimum Put Share Price, if applicable, shall be no greater than the lesser of (i) 80% of the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice, or (ii) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the Company’s Put notice minus $0.0125.

Our shares of common stock are traded on the Over-the-Counter Bulletin Board and the Pink Sheets under the symbol "SFMI." On May 25, 2011, the closing sale price of our common stock was $0.10 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  May 25, 2011

Table of Contents

Summary

3

Our Transaction With Centurion

4

Summary Of The Offering

5

Summary Financial Information

6

Risk Factors

6

Forward-Looking Statements

13

Use of Proceeds

14

Determination of Offering Price

15

Dilution

15

Selling Shareholders

16

Plan of Distribution

17

Description of Securities

18

Interests of Named Experts and Counsel

20

Description of Business

20

Description of Property

29

Legal Proceedings

29

Market for Common Equity and Related Stockholder Matters

29

Financial Statements

31

Management Discussion and Analysis of Financial Condition and Results of Operations

34

Changes In and Disagreements with Accountants

40

Directors and Executive Officers

40

Executive Compensation

44

Security Ownership of Certain Beneficial Owners and Management

48

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

51

Certain Relationships and Related Transactions

51

Available Information

53

Summary

Silver Falcon Mining, Inc.

We are a gold and silver mining company started in October 2007. On October 11, 2007, we leased from GoldLand Holdings, Co., a related party, its interest in 174.82 acres of land on War Eagle Mountain in Idaho, consisting of a 100% interest in 103 acres, and a 29.166% interest in 71.82 acres. The lease expires on April 1, 2025, although we have the right to extend the lease for an additional five years upon payment of a lease extension fee of $1,000,000.  Under the lease, we are responsible for all mining activities on the land, and we are obligated to make annual lease payments of $1,000,000 per year payable monthly, plus a nonaccountable expense allowance of $10,000 per month for any month in which ore is mined from the property, and a royalty of 15% from any proceeds we receive from a smelter of ore produced from land.  Pierre Quilliam, our chairman and chief executive officer, was also the chairman and chief executive officer of GoldLand at the time the lease was entered into.

On September 21, 2008, we acquired from Mineral Extraction, Inc. all mineral, mining and access rights to two mining claims on War Eagle Mountain, covering 18.877 total acres, and filed lode claims for four mill site locations and the Sinker Tunnel location. In December 2009, we acquired a mill site at the foot of War Eagle Mountain, and constructed a mill on the site. In 2011, we began construction of a smelter operation at out mill site, which we expect will be completed in mid-2011.

We began actual operations in May 2010. Initially, our operations will consist of processing tailings left on the mine site from prior mining operations, which estimate are about 500,000 tons.  Later, after we complete a confirmation program to prove up and locate reserves on our property, and make further capital improvements to the mine site, we plan to begin mining and processing raw ore.

Our corporate offices are located at 2520 Manatee Avenue West, Suite 200, Bradenton, Florida 34205. Our phone number is (941) 761-7819.

Our auditors have issued a going concern opinion and have raised substantial doubt about our ability to continue as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

We will not receive any proceeds from the resale of the common stock offered by Centurion pursuant to this prospectus. All proceeds from the resale of such shares will be for the account of Centurion. However, we will receive proceeds from the sale of the Put Shares to Centurion pursuant to the Investment Agreement. The net proceeds from the sale of the Put Shares to Centurion Private Equity, LLC ("Centurion") under the Investment Agreement, as detailed below, will be used to fund the development and expansion of our business plan. In order to move forward with our complete business development plan as set forth in this Prospectus, we will require additional financing in the approximate amount of $7,200,000, to be allocated as follows:

Improvements to Sinker Tunnel	2,950,000
Transportation Plan	1,250,000
Crew expense, Consumables, Field Equipment and Supplies	1,430,000
Professional Fees and 3-D Modeling	825,000
Preparation of 43-101 Report	250,000
Sample Analysis	50,000
Contingency Reserve/Working Capital	435,000
Offering costs	10,000
Total capital needs	$7,200,000

We intend to execute the business expansion plans described herein over the course of the next 2-3 years. In order for us to do so, however, we will require additional financing, including the financing available under our transaction with Centurion.

Our Transaction With Centurion

This prospectus relates to the resale of 1,326,230 shares of our common stock previously issued to Centurion, and up to 74,226,804 shares of our common stock that we may put to Centurion from time to time under an Investment Agreement (“Investment Agreement”), dated April 5, 2011, between us and Centurion.

Pursuant to the Investment Agreement, Centurion agreed to purchase up to $7,200,000 of our common stock until the earlier to occur of thirty months after the date of the Investment Agreement or two years after the effective date of a registration statement regarding shares issued under the Investment Agreement. The procedure under which we may put shares to Centurion under the Investment Agreement is as follows:

•

Between 5 and 10 days prior to an intended Put Date, we must deliver an Advance Put Notice to Centurion stating the number of shares (the “Put Shares”) that we intend to put to Centurion, the maximum dollar amount of shares we shall sell to Centurion, and the minimum price per share, if any, that we will sell shares to Centurion, provided that the maximum amount of any put is $300,000. The minimum price per share that we specify can be no greater than 80% of the closing bid price for the common stock on the day before the Advance Put Notice or the closing bid price on the day before the Advance Put Notice minus $0.0125 per share.

•

On the Put Date, we are required to deliver a second notice to Centurion stating the number of shares that we intend to put to Centurion, the maximum dollar amount of shares it shall sell to Centurion, and the minimum price per share that we will sell shares to Centurion. We are also required to deliver on or before the Put Date the number of shares that we intend to sell to Centurion, a legal opinion, an officer’s certificate and under certain circumstances a cold comfort letter from our auditors.  We are required to deliver the Put Shares by crediting Centurion’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system.

•

The maximum number of shares which we can sell to Centurion in any put is the lesser of (a) 2,000,000 shares, (b) 15% of sum of the trading volumes in our common stock during the put pricing period (excluding certain excluded days and any block trades that exceed 20,000 shares of stock), (c) a number of shares whose aggregate purchase prices would exceed $300,000, or (d) that number of shares which would cause Centurion’s ownership in us to exceed 5%.

•

The price at which Centurion is obligated to purchase the Put Shares will be the lesser of 97% of the market price of our common stock or the market price minus $0.01 per share, but in no event shall it be less than the minimum price stated in the Advance Put Notice. The market price of our common stock for each Put shall be the average of the three lowest volume weighted average prices for our common stock during a 15 day Put Pricing Period immediately following the Put Date.

•

A Put Closing shall occur within five business days following the end of the Put Pricing Period, at which time Centurion shall deliver the purchase price for the Put Shares if we have delivered to Centurion all of the documents required for the Put Closing. If the actual number of shares purchased at the Put Closing is less than the number delivered on the Put Date, Centurion is required to return the excess shares.

•

Each Put Date must be no sooner than five business days after the end of the previous Put Pricing Period.

We are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering shares to be issued under the Investment Agreement within 60 days after the date of the Investment Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the date of the Investment Agreement if the registration statement is not subject to SEC comments and 150 days if it is subject to SEC comments.  We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

In addition to the requirements described above, we shall not be entitled to deliver a Put Notice and Centurion shall not be obligated to purchase any Put Shares at a Put Closing unless each of the following conditions are satisfied:

•

aRegistration Statement shall have been declared effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement);

•

our common stock is listed on the Principal Market and shall not have been suspended from trading thereon;

•

the Put Shares are DTC eligible;

•

the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of Centurion’s Put Notice Date.

A total of 75,553,034 shares are being offered under this Prospectus, of which 1,326,230 are shares already held by Centurion for which we are not entitled to any proceeds, and 74,226,804 are shares that may be issued under the Investment Agreement in the future. At a price of $0.10, a sale of all of these shares issuable under the Investment Agreement to Centurion would represent total proceeds to us of $7,200,000.  Our actual sale prices to Centurion, however, will be determined by reference to the trading price of our common stock in the market, with Centurion receiving a discount from the market trading price as indicated above. Because market prices of our common stock are subject to constant fluctuations, the actual amount to be received by us upon sale of the 74,226,804 shares being offered could vary substantially from the listed offering amount of $7,200,000. If our stock price were to decrease, the total proceeds available to us upon sale of the shares being offered under this Prospectus could correspondingly decrease substantially.

The table below illustrates a range of proceeds which may be received by us upon sale of the 74,226,804 shares being offered, assuming a range of different market prices for our common stock:

Market price	$0.050	$0.100	$0.150	$0.200
Price to Centurion	$0.049	$0.097	$0.146	$0.194
Proceeds upon sale of all 74,226,804
shares to Centurion	$3,600,000	$7,200,000	$10,800,000	$14,400,000

In addition to decreasing the proceeds available to us upon sale of the shares being offered under this Prospectus, a decline in our stock trading price would also substantially increase the total amount of shares that we would be required to issue in order to access the entire $7,200,000 available under the equity line.

The table below illustrates a range of the total shares that would need to be issued in order for us to access the entire $7,200,000 equity line, assuming a range of different market prices for our common stock:

Market price	$0.050	$0.100	$0.150	$0.200
Price to Centurion	$0.049	$0.097	$0.146	$0.194
Total shares issuable to receive $7,200,000	148,453,608	74,226,804	49,484,536	37,113,402

There is an ownership limit of 4.9% under the Investment Agreement. This means that the number of shares issuable to Centurion pursuant to any equity advance under the Investment Agreement may not cause the aggregate amount of our common stock owned by Centurion to exceed 4.9% of our total issued and outstanding common stock. As discussed above, the number of shares that must be issued in order to receive a given amount of funding under the equity line will increase if the market price of our common stock declines. If the average trading in our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown of $300,000, which may not provide adequate funding for our planned operations.

Summary Of The Offering

Securities Being Offered	Up to 75,553,034 shares of our Class A common stock.

Securities Issued and to be Issued

314,950,717 shares of our Class A common stock are issued and outstanding as of the date of this prospectus. 389,177,521 Class A common shares will be issued and outstanding after completion of this offering.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by Centurion. However, we will receive proceeds from Centurion under the Investment Agreement. See “Use of Proceeds”.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2010	Three Months Ended March 31, 2011
Cash	$-	$602	$61,530	$81,567
Total Assets	$1,575,870	$1,896,754	$4,153,240	$3,629,333
Liabilities	$2,828,390	$3,228,090	$3,510,632	$3,590,136
Total Stockholder’s Equity (Deficit)	$(707,060)	$(1,331,336)	$642,608	$39,197

Statement of Operations
Revenue	$-	$-	$8,234	$-
Net Income (Loss) for Reporting Period	$(3,399,970)	$(3,294,256)	$(9,574,016)	$(3,355,011)

Risk Factors

You should consider each of the following risk factors, in evaluating our business and prospects. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related to Our Financial Condition and Business Model

We Have Minimal Revenue To Date From Our Mining Properties, Which May Negatively Impact Our Ability To Achieve Our Business Objectives.

Since entering into the lease with GoldLand in October 2007, we have experienced losses from our operations.  We began processing tailings left over from prior mining activities in June 2010, and shipped our first load of concentrate to a refiner in late 2010, for which we received a small amount of revenues.  We have moved a significant quantity of tailings to our milling site to continue processing tailings through the winter.  We are currently stockpiling our concentrate, rather than shipping it to a refiner, while we finish building our own smelting operation. Our ability to become profitable will be dependent on the receipt of revenues from our mining properties being greater than our operational expenses.  We need to raise capital to finance the purchase and installation of mining equipment, to complete a survey of War Eagle Mountain, the construction of our smelting operation, and for working capital in order to finance the processing of tailings while we construct our smelter.  Until we receive material revenues from our mining operations, we are dependent on our convertible note offering to provide funds for operations, the deferral of salaries by our officers and loans from our officers to pay routine administrative expenses, and the willingness of business parties and consultants to accept our common shares as payment.  If we cannot generate sufficient revenues from our mining operations, we may never become profitable.

The Properties In Which We Have An Interest Do Not Have Any Known Reserves.

None of the properties in which we have an interest have any reserves. To date, we have engaged in only limited preliminary exploration activities on the properties. Accordingly, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves, we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline, and you may lose all or a portion of your investment.

We Have a Limited Operating History as a Mining Company, Which Makes It Hard To Evaluate Our Prospects.

We have only a limited operating history as a mining company upon which to base an evaluation of our current business and future prospects.  To date, our operations have consisted of transporting tailings left from prior mining activities to our mill site, and processing some of the tailings into concentrate.  We recently hired a president who has substantial experience running mining operations for other companies, but the remaining members of our management do not have any prior training or experience in minerals exploration or mining.  We do not have an established history of locating and developing properties that have mining reserves.  As a result, the revenue and income potential of our business is unproven.  In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and we may not be fully aware of many of the specific requirements related to working in the industry. We may make errors in predicting and reacting to relevant business trends and will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets such as ours.  We may also make decisions and choices that do not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  We may not be able to successfully address any or all of these risks and uncertainties.  Our operations, earnings, and ultimate financial success could suffer due to our management's relative lack of experience in this industry.

Our Ability To Become Profitable Is Subject To Our Success in the Mining Business, Which Is Subject To Typical Risks In The Mining Business

Our ability to become profitable is subject to the economic risks typically associated with mineral extraction and processing business, including the necessity of making significant expenditures to mine properties and to test potential reserves.  The availability of mining and transportation equipment and the cost of actual mining operations is often uncertain.  In conducting mining activities, the presence of unanticipated irregularities in formations, miscalculations or accidents may cause exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment.

Shareholders May Suffer Dilution From the Issuance of Common Stock and Convertible Notes To Finance Our Operations

Since we decided to enter the mining business, we have financed the development of our mining operations through the issuance of common stock for services or the issuance of convertible notes for cash.  The amount of common stock and convertible notes that have been issued in the last two years has resulted in substantial dilution to shareholders.  For example, at December 31, 2008, we had outstanding 97,843,962 shares of common stock, of which 49,572,217 shares had been issued in 2008 largely for services, rent and the conversion of notes.  During the year ended December 31, 2009, we issued an additional 71,986,613 shares, largely for services, rent and acquisitions.  During the year ended December 31, 2010, we issued an additional 116,756,429 shares, largely for services, rent and the conversion of notes.  During the quarter ended March 31, 2011, we issued an additional 17,878,311 shares, largely for services and the conversion of notes.  In addition, at March 31, 2011, we had $2,947,367 in convertible notes outstanding which were convertible into an additional 36,013,828 shares of common stock.

We have recently entered into an equity line of credit with Centurion Private Equity, LLC, under which we are entitled to raise up to $7.2 million from the sale of our shares to Centurion over a 24 month period. Centurion is obligated to purchase our shares pursuant to put notices that we send from time to time at a purchase price equal to 97% of the market price of our common stock, as defined in the agreement.  In order to draw under the equity line of credit, we must first file and obtain approval of a registration statement covering all shares issuable under the equity line of credit.  The issuance of shares under the equity line of credit could result in substantial dilution to existing shareholders. We expect that we will need to continue issuing shares of common stock for services and convertible notes in order to finance the development of our mining operations until our mining operations become self-sustaining.  The future issuance of shares or convertibles will result in additional dilution to existing shareholders which may be substantial.

We Need Additional Capital To Finance Our Mining Operations And We Expect To Obtain It On Terms That Dilute Existing Shareholders

We still need to raise approximately $7,000,000 in additional capital to finance initial operations at our mining site, which will consist of core drilling in the sinker tunnel to build a 3-D picture of Ware Eagle Mountain and to prepare a Section 43-101 report to validate our proven reserves.  The prior issuance of shares and convertible notes to finance our mining operations has resulted in substantial dilution to shareholders and we expect the future issuance of shares and convertible notes will result in additional, substantial dilution to existing shareholders.

We Have A Very Small Management Team And The Loss Of Any Member Of This Team May Prevent Us From Implementing Our Business Plan In A Timely Manner; Some Members of Our Management Have Substantial Outside Business Interests.

We have five executive officers and a limited number of additional consultants.  Our success depends largely upon the continuing services of our executive officers.  We need additional executive personnel in order to fulfill our business plan and satisfy our reporting obligations as a public company in a timely fashion.  We do not maintain key person life insurance policies on the lives of any of our officers. The loss of any of our officers could seriously harm our business, financial condition and results of operations.  In such an event, we may not be able to recruit personnel to replace our officers in a timely manner, or at all, on acceptable terms.

Furthermore, our employment agreements with all executives permit them to have outside business interests, such that he is not required to devote 100% of his working time to our business.  Mr. Quilliam estimates that he spends about 95% of his working time on activities related to the commencement of mining operations on War Eagle Mountain through GoldLand and us.  Roger Schammell, Chrisian Quilliam and Thomas Ridenour all spend about 90% of their working time on activities related to the commencement of mining operations on War Eagle Mountain through GoldLand and us.  The fact that our executives have outside business interests could lessen their focus on our business.

Our Officers And Directors Have Voting Control Over Us, And Outside Shareholders Will Have Little Voice In Management.

Pierre and Denise Quilliam currently control us by virtue of their control of the majority of our Class B Common Stock.  Each share of our Class A Common Stock is entitled to one vote per share, while each share of our Class B Common Stock is entitled to forty (40) votes per share.  At March 31, 2011, Pierre, Denise and Christian Quilliam combined control 3,504,321 shares of Class B Common Stock, which is 90.2% of the outstanding Class B Common Stock, whereas they only control 8,877,650 shares of Class A Common Stock which is 2.9% of the outstanding Class A Common Stock.  Because of the voting power of the Class B Common Stock, at March 31, 2011, Pierre, Denise and Christian Quilliam control 32.4% of the possible votes on any matter that must be approved by shareholders, which is likely sufficient to control the outcome of any shareholder vote.

Provisions in Our Certificate of Incorporation and Bylaws and Delaware law May Inhibit a Takeover of Us, Which Could Limit the Price Investors Might Be Willing to Pay in the Future for our Common Stock and Could Entrench Management.

Our certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our stock is divided into two classes – Class A and Class B – which have an equal right to profits and distributions.  However, Class A Common Stock only has one vote per share while Class B Common Stock has forty votes per share.  Members of the Quilliam family hold 3,504,321 shares of Class B Common Stock, which is 90.2% of the outstanding Class B Common Stock and represents 140,172,840 votes.  As a result, at a given annual meeting of shareholders Class B shareholders have a disproportionate voting power.  The Quilliam family’s control of our Class B Common Stock may prevent our stockholders from replacing a majority of our board of directors at any given shareholder meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our Directors Have A Material Conflict of Interest With Respect To Our Mining Lease With GoldLand.

Our mining operations are based upon a lease of GoldLand’s mining rights on War Eagle Mountain.  Four of our seven directors, Pierre Quilliam, Denise Quilliam, Christian Quilliam and Allan Breitkreuz, are the sole directors of GoldLand.  In addition, Denise Quilliam, is the spouse of Pierre Quilliam and Christian Quilliam is the son of Pierre Quilliam, and therefore are not disinterested in matters pertaining to GoldLand either.

Our Directors Have A Material Conflict of Interest With Respect To A Royalty Interest In The Sinker Tunnel.

One of our directors, Pierre Quilliam, controls an entity that owns a 7.5% royalty in the Sinker Tunnel.  Under the royalty, we are obligated to pay two entities, one of which is controlled by Mr. Quilliam, an aggregate royalty of 15% of the net smelter return or net refinery return of any ore which originates, terminates or was gained access through the Sinker Tunnel or the grounds of the Sinker Tunnel complex.  As a result, Mr. Quilliam’s financial interest in our use of the Sinker Tunnel may cause him to favor use of the Sinker Tunnel to extract ore from War Eagle Mountain over alternative methods that might be more cost effective.

We Have Substantial Commitments That Require That We Raise Capital.

As of March 31, 2011, we had $81,567 of cash, current assets of $434,478, current liabilities of $742,255, and a working capital deficit of ($307,777).  A substantial part of our current liabilities consist of debts that we only have to pay if funds are available, such as accrued compensation to our officers of $285,847.  However, we have $115,350 of accounts payable to third parties, and $279,500 of note payments due in the next year.  In addition, we have an additional $2,847,881 of notes payable due in more than one year.  We expect that we will be able to pay our liabilities in the normal course of business from cash flow from mining operations if we are able to commence operations on schedule and our mining operations meet our profit expectations.  If we are not able to commence operations on schedule, or if our operations are not as profitable as we expect, we will have to raise additional capital in order to pay our liabilities, which we expect would be dilutive to existing shareholders.

The Mining Industry Historically Is A Cyclical Industry And Market Fluctuations In The Prices Of Minerals Could Adversely Affect Our Business.

Prices for minerals tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to:

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weather conditions in the United States and elsewhere;

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economic conditions in the United States and elsewhere;

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political instability in Africa and other major mineral producing regions;

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governmental regulations, both domestic and foreign;

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domestic and foreign tax policy;

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the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

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the price of foreign imports of minerals;

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the cost of exploring for, producing and processing raw mineral ore;

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the rate of decline of existing and new mineral reserves;

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available transportation capacity;

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the ability of mineral extraction companies to raise capital;

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the overall supply and demand for minerals; and

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities.  Reductions in mineral prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.  We do not currently engage in any hedging program to mitigate our exposure to fluctuations in mineral prices.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for mineral properties, as buyers and sellers have difficulty agreeing on the value of the properties.  Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

If We Fail To Maintain Adequate Insurance, Our Business Could Be Materially And Adversely Affected.

Our operations are subject to risks typical of the mining industry, such as mine collapses, flooding, explosions, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.  We currently carry general liability and worker’s compensation insurance, but we do not carry insurance against environmental claims.  We consider our coverage adequate for our current operations.  We expect to increase our insurance coverage when we begin mining ore from the interior of War Eagle Mountain.

Complying With Environmental And Other Government Regulations Could Be Costly And Could Negatively Impact Our Production, Which Would Adversely Impact Our Royalty Revenues.

The mining business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of any facilities on War Eagle Mountain, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that any operator of mining operations on War Eagle Mountain acquire permits before commencing operations and restrict the substances that can be released into the environment with mining and production activities.

Under our lease of War Eagle Mountain, we are primarily responsible for compliance with all laws and regulations applicable to the mining operations, and our failure to comply could result in damages or claims for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties.  We do not currently carry insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time.  While we do not believe we need environmental insurance based on our current operations, we will reconsider our decision to not have environmental coverage prior to the time we begin to mine raw ore from the interior of War Eagle Mountain. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost, and therefore there is a good possibility that we will not procure insurance for environmental liabilities.  Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that may result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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that a broker or dealer approve a person's account for transactions in penny stocks; and

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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person; and

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Will Incur Significant Costs As A Result Of Operating As A Public Company. We May Not Have Sufficient Personnel For Our Financial Reporting Responsibilities, Which May Result In The Untimely Close Of Our Books And Record And Delays In The Preparation Of Financial Statements And Related Disclosures.

As a registered public company, we experienced an increase in legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, has imposed various requirements on public companies, including requiring changes in corporate governance practices.  Our management and other personnel need to devote a substantial amount of time to these compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly.

If we are not able to comply with the requirements of Sarbanes-Oxley Act, or if we or our independent registered public accounting firm identifies additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC and other regulatory authorities.

Risks Related To This Offering

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because our common stock is currently deemed a low-priced “Penny” stock, it may be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affecting the price of our stock.

We are subject to certain provisions of the Securities Exchange act of 1934, commonly referred to as the “penny stock” as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Currently, trading in our stock is subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) and Pink Sheets.  The OTCBB and Pink Sheets are networks of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB and Pink Sheets under the symbol “SFMI.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

If the Selling Shareholder sells a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The Selling Shareholder is offering 75,553,034 shares of our common stock through this prospectus. Shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If and when we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we will be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

If the market price of our common stock declines, we may be unable to receive the full $7,200,000 in funding being sought under this Prospectus.

The common stock to be issued to Centurion pursuant to the Investment Agreement (“Investment Agreement”) will be purchased at a three percent (3%) discount to the average of the three lowest volume weighted average prices of our common stock during the fifteen trading days immediately following each Put Date. A total of 74,226,804 shares are being offered under this Prospectus. At a price of $0.097 per share, a sale of all of these shares to Centurion would represent total proceeds to us of $7,200,000. Our actual sale prices to Centurion, however, will be determined by reference to the trading price of our common stock in the market, with Centurion receiving a discount from the market trading price as indicated above. Because market prices of our common stock are subject to constant fluctuations, the actual amount to be received by us upon sale of the 74,226,804 shares being offered could vary substantially from the listed offering amount of $7,200,000.  If our stock price were to decrease, the total proceeds available to us upon sale of all of the shares being offered under this Prospectus could correspondingly decrease substantially.

Because Centurion will pay less than the prevailing market price per share, our shareholders face a risk that the value of their common stock will be diluted.

The common stock to be issued to Centurion pursuant to the Investment Agreement (“Investment Agreement”) will be purchased at a three percent (3%) discount to the average of the three lowest volume weighted average prices of our common stock during the fifteen trading days immediately following each Put Date. Centurion has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Centurion sells the shares, the price of our common stock could decrease. If our stock price decreases, Centurion may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price. We have the right to set a floor price on the amount of any Put, but the floor may be not greater than the lesser of 80% of the closing bid price on the day before an Advance Put Notice or the closing bid price on the day before an Advance Put Notice minus $0.0125 per share. The floor price can be waived only by us, but if we do waive the floor price it could cause the share price to fall substantially.

If the market price for our common stock declines, we will be required to issue an increasing number of shares in order to access the funding available under the equity line, resulting in substantial additional dilution to existing shareholders.

In addition to decreasing the proceeds available to us upon sale of the shares being offered under this Prospectus, a decline in our stock trading price would also substantially increase the total amount of shares that we would be required to issue in order to access all or part of the $7,200,000 in total funding available under the equity line. The lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Centurion in order to drawdown on the facility. We may be required to issue a substantial number of additional shares in order to access each additional Advance from Centurion if our market price declines. If our stock price decreases, our existing shareholders would experience greater dilution upon each advance made under the equity line.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder. However, we will receive proceeds from the sale of our common stock to Centurion pursuant to the Investment Agreement.

Assuming a prevailing market price of $0.10 per share (discounted market price with Centurion is $0.097 per share) as of May 25, 2011, we propose to expend proceeds on the sale of 74,226,804 shares as follows:

	Amount Assuming	Percent of
	Maximum Offering	Maximum
GROSS OFFERING	7,200,000	100.0%
Offering expenses (1)	10,000	0.1%
Net Proceeds	7,190,000	99.9%
USE OF NET PROCEEDS
Improvements to Sinker Tunnel (2)	2,950,000	41.0%
Transportation Plan (3)	1,250,000	17.4%
Crew expense, Consumables, Field Equipment and Supplies (4)	1,430,000	19.9%
Professional Fees and 3-D Modeling (5)	825,000	11.4%
Preparation of 43-101 Report (6)	250,000	3.5%
Sample Analysis	50,000	0.7%
Contingency Reserve	435,000	6.0%
TOTAL APPLICATION OF NET PROCEEDS	7,200,000	100.0%

(1) Offering expenses: A portion of the gross offering proceeds will be used to pay certain expenses related to the offering, including, legal, accounting, and transfer agent fees.

(2) Improvements to Sinker Tunnel: Includes the cost of refurbishing and bringing the Sinker tunnel up to MSHA standards, maintaining the drilling and sampling program in the Sinker Tunnel, cutting into exposed veins, and obtaining assays on the samples collected. This amount includes the purchase of a number of small specialized vehicles for use inside the tunnel and support equipment installed on the outside to provide air, compressed air, electricity, emergency support and communications for the use of the workers inside the tunnel

(3) Transportation Plan: Includes the cost of transporting the drilling equipment and the crew to the mountain, widening a number of rough roads on the mountain to make passable for access by heavy trucks, permits from the Bureau of Land Management and preparation of environmental impact assessment plan.

(4) Crew expense, Consumables, Field Equipment and Supplies: Includes cost of drilling crew, geologists and surveyors, including wages, accommodations, meals, for four months work on the exterior of the mountain and twelve months work on the interior of the mountain.

(5) Professional Fees: Includes cost of professionals to determine drilling targets, development of 3-D model of mountain and map of properties.

(6) Preparation of 43-101 Report: Includes cost of hiring independent geologists to prepare a National Instrument 43-101, which is a report developed by the Canadian Securities Administrators for mining companies.

A total of 74,226,804 shares are being offered under this Prospectus under the Investment Agreement. At a price of $0.097, a sale of all of these shares to Centurion would represent total proceeds to us of $7,200,000. Our actual sale prices to Centurion, however, will be determined by reference to the trading price of our common stock in the market, with Centurion receiving a discount from the market trading price as indicated above. Because market prices of our common stock are subject to constant fluctuations, the actual amount to be received by us upon sale of the 74,226,804 shares being offered could vary substantially from the listed offering amount of $0.097. If our stock price were to decrease, the total proceeds available to us upon sale of the shares being offered under this Prospectus could correspondingly decrease substantially.

The table below illustrates a range of proceeds which may be received by us upon sale of the 74,226,804 shares being offered, assuming a range of different market prices for our common stock, and our intended use of proceeds under each alternative scenario:

Market price	$0.05	$0.10	$0.15	$0.20
Price to Centurion	$0.049	$0.097	$0.146	$0.194
Gross Offering Proceeds	$3,600,000	$7,200,000	$10,800,000	$14,400,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$3,590,000	$7,190,000	$10,790,000	$14,390,000
Use of Proceeds:
Improvements to Sinker Tunnel	$1,475,000	$2,950,000	$2,950,000	$2,950,000
Transportation Plan	$625,000	$1,250,000	$1,250,000	$1,250,000
Crew expense, Consumables, Field Equipment and Supplies	$715,000	$1,430,000	$1,430,000	$1,430,000
Professional Fees and 3-D Modeling	$412,500	$825,000	$825,000	$825,000
Preparation of 43-101 Report	$250,000	$250,000	$250,000	$250,000
Sample Analysis	$25,000	$50,000	$50,000	$50,000
Contingency Reserve/Working Capital	$87,500	$435,000	$4,035,000	$7,635,000
TOTAL APPLICATION OF NET PROCEEDS	$3,590,000	$7,190,000	$10,790,000	$14,390,000

Determination of Offering Price

The offering price, which reflects 97% of the closing market price of our common stock as of May 25, 2011, bears no other relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. The 3% discount from market price and the pricing period set forth in the Investment Agreement are the result of contractual negotiations with Centurion. It is our belief that these terms are generally reflective of those offered to similarly-sized public companies by the investor.

Dilution

The sale of our common stock to Centurion in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Centurion. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Dilution represents the difference between the offering price (market price) and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets (product development costs) from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing shareholders.

As of March 31, 2011, the net tangible book value of our shares of common stock was $39,197, or approximately $0.00013 per share based upon 304,465,315 shares of Class A Common Stock then outstanding and 3,884,321 shares of Class B Common Stock then outstanding.  Based on these figures, current shareholders will not experience a dilution in terms of net tangible book value per share as a result of this offering. Upon completion of this Offering, if 100% of the shares are sold (74,226,804 shares) at a discounted market price of $0.097 (97% of $0.10 market price) per share, the net tangible book value of the aggregate 382,576,440 Class A and B Shares to be outstanding will be approximately $7,239,197, or approximately $0.019 per share.  This would represent an increase in net tangible book value to existing shareholders of approximately $0.019 per share.

Selling Shareholders

We agreed to register for resale shares of common stock of the selling security holder. The selling security holder may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holder and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holder in connection with the sale of such shares.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of the date of this prospectus, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered by each;

3.   the total number of shares that will be owned by each upon completion of the offering;

4.   the percentage owned by each upon completion  of the offering; and

5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 314,950,717 shares of Class A common stock outstanding on May 25, 2011.

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Centurion Private Equity, LLC (2)	1,326,230	75,553,034	--	--

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draw-downs under the Investment Agreement with Centurion.

(2) Eric Swartz is the Manager of Centurion Private Equity, LLC and, in that capacity, has the authority to direct voting and investment decisions regarding the securities.

Plan of Distribution

Investment Agreement / Registration Rights Agreement

On April 5, 2011, we entered into Investment Agreement and Registration Rights Agreement with Centurion Private Equity, LLC in order to establish a possible source of funding for us. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility. Centurion is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Line of Credit and is subject to Regulation M.

Centurion may sell some or all of the common stock it owns or may acquire under the Investment Agreement in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock; or
4.	in any combination of these methods of distribution.

Regulation M

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Centurion is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Centurion that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised Centurion of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

We may request a drawdown by sending an Advance Put Notice to Centurion between 5 and 10 business days before a Put Date, stating the number of shares we want to sell to Centurion, the maximum dollar amount of shares we shall sell to Centurion, and the minimum price per share. During the fifteen trading days following a Put Date, we will calculate the amount of shares we will sell to Centurion and the purchase price per share. The number of shares of Common Stock that Centurion shall purchase pursuant to each advance shall be determined by dividing the amount of the advance by the purchase price.

During the fifteen trading days following a Put Date, we will calculate the amount of shares we will sell to Centurion and the purchase price per share.  The purchase price per share of common stock will be based on the average of the three lowest volume weighted average prices for our common stock during a 15 day Put Pricing Period immediately following the Put Date, less a discount of 3%.  There shall be a minimum of five (5) Trading Days between each the end of each Put Pricing Period and the next Put Date.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the lesser of $300,000 or 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company's Principal Market for all trading days in the pricing period, excluding any trading days where the lowest intra-day trade price is less than the Trigger Price (defined below), and excluding any block trades that exceed 20,000 shares of Common Stock,. "Trigger Price" for any Pricing Period means the greater of (i) the Company Designated Minimum Put Share Price, plus $0.01, or (ii) the Company Designated Minimum Put Share Price divided by 0.97, provided that if the Company does not specify a Company Designated Minimum Put Share Price, the "Trigger Price" shall equal $.01.

Upon effectiveness of the Registration Statement, the Company shall deliver Instructions to its transfer agent to issue shares of Common Stock to Centurion free of restrictive legends on or before each Put Date.

Pursuant to the Investment Agreement, Centurion and its affiliates shall not be issued shares of the Company’s common stock that would result in its beneficial ownership equaling more than 4.9% of the outstanding common stock of the Company.

Per section 2.3.12 of the Investment Agreement, Centurion will not enter into any short selling or any other hedging activities. Centurion does have the ability to enter into short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

The obligation of Centurion to make an advance to the Company pursuant to the Investment Agreement shall terminate permanently in the event that (i) there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days, other than due to the acts of Centurion, during the commitment period, or (ii) the Company shall at any time fail materially to comply with the requirements contained in the Investment Agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that the termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to this registration statement and ending upon the date on which such post-effective amendment is declared effective by the SEC.

On April 5, 2011 the Company signed a Registration Rights Agreement with Centurion requiring, among other things, that the Company prepare and file with the SEC Form S-1, or on such other form as is available no later than 60 days after the date of the Investment Agreement. In addition, the Company shall use all commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC within 120 calendar days after the date of the Investment Agreement, or 150 days if the registration statement is subject to SEC review.

As per the Investment Agreement, none of Centurion’s obligation thereunder are non-transferrable and may not be assigned to a third party.

Description of Securities

We are authorized to issue 500,000,000 shares of Class A Common Stock with a par value of $0.0001 per share, and 12,500,000 shares of Class B Common Stock with a par value of $0.0001 per share. As of May 25, 2011, there were 314,950,717 and 3,884,321 shares of Class A Common Stock and Class B Common Stock issued and outstanding, respectively.

Common Stock

Each outstanding share of Class A Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders, while each outstanding share of Class B Common Stock is entitled to forty votes, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  Holders of our Common Stock

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have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

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are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

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do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions;

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are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders other than for directors; and

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are entitled to one cumulative vote per share in the election of directors.

All of our outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Indemnification of Directors and Officers

Under Article Ten of our Certificate of Incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, any and all persons whom it has the power to indemnify under Section 145, which generally includes any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  The indemnification provided by our Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Article Nine of our Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have issued 20,000,000 options to purchase shares of our Class A Common Stock.  The options have an exercise price of $0.20 per share, a ten year term, and are subject to a one year vesting period that ends on October 20, 2011.

Convertible Securities

Other than as set forth below, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock:

In 2009, 2010 and 2011, we issued two-year promissory notes to various investors.  Interest accrues on the notes at the rate of 3% per year, and is payable monthly, except for notes issued to New Vision Financial, Ltd., which provide that interest is payable annually.  Principal and interest due on the notes is convertible into shares of Class A Common Stock at the election of the holder at conversion prices ranging from $0.015 to $0.276 per share.  The conversion price of the notes is set at the market price of the Class A Common Stock on the date of issuance.  The notes mature at various dates ranging from July 23, 2011 to March 31, 2013.

On March 31, 2011, the outstanding principal balance on the two-year promissory notes was $2,947,367. At March 31, 2011, an aggregate of 36,013,828 shares of Class A Common Stock were issuable upon conversion of the notes.

Delaware Anti-Takeover Laws

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business transaction” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business transaction” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least 66 and 2/3% of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, Inc.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Investment Law Group of Gillett, Mottern & Walker, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

W.T. Uniack & Co. CPA's P.C. have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  W.T. Uniack & Co. CPA's P.C. has presented their report with respect to our audited financial statements.  The report of W.T. Uniack & Co. CPA's P.C. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 2520 Manatee Avenue West, Suite 200, Bradenton, Florida 34205.

Description of Business

We are a gold and silver mining company started in October 2007. On October 11, 2007, we leased from GoldLand Holdings, Co., a related party, its interest in 174.82 acres of land on War Eagle Mountain in Idaho, consisting of a 100% interest in 103 acres, and a 29.166% interest in 71.82 acres. The lease expires on April 1, 2025, although we have the right to extend the lease for an additional five years upon payment of a lease extension fee of $1,000,000.  Under the lease, we are responsible for all mining activities on the land, and we are obligated to make annual lease payments of $1,000,000 per year payable monthly, plus a nonaccountable expense allowance of $10,000 per month for any month in which ore is mined from the property, and a royalty of 15% from any proceeds we receive from a smelter of ore produced from land.  Pierre Quilliam, our chairman and chief executive officer, was also the chairman and chief executive officer of GoldLand at the time the lease was entered into.

On September 21, 2008, we acquired from Mineral Extraction, Inc. all mineral, mining and access rights to two mining claims on War Eagle Mountain, covering 18.877 total acres, and filed lode claims for four mill site locations and the Sinker Tunnel location. In December 2009, we acquired a mill site at the foot of War Eagle Mountain, and constructed a mill on the site. In 2011, we began construction of a smelter operation at out mill site, which we expect will be completed in mid-2011.

We began actual operations in May 2010. Initially, our operations will consist of processing tailings left on the mine site from prior mining operations, which estimate are about 500,000 tons.  Later, after we complete a confirmation program to prove up and locate reserves on our property, and make further capital improvements to the mine site, we plan to begin mining and processing raw ore.

History of Mining on War Eagle Mountain

War Eagle Mountain is one of three peaks in Southwest Idaho that form a contiguous fault trend, and which have all produced minerals from the same veins:  Delamar Mountain, Florida Mountain, and War Eagle Mountain.

In the summer of 1862, the Oro Fino Vein on top of War Eagle Mountain was discovered.  During 1863 a number of lode claims were located and mining in earnest began.  By the end of 1875 a total of ten shafts had been sunk in the Oro Fino Vein ranging in depth from 300 feet to 1,250 feet. The Oro Fino Shaft at the North end is 300 feet deep and the Mahogany Shaft at the South end is 1,100 feet deep. The Golden Chariot and Ida Elmore shafts are 1,250 feet and 1,000 feet respectively.

By 1866, all the major mines in the area had been discovered and were being developed. The major mines were the Oro Fino, Cumberland, Poorman, Ida Elmore, Golden Chariot, Minnesota, Mahogany and the Morning Star in Silver City.  There were 12 mills in the area with a total of 132 stamps to pulverize the ore, separate the metal from the rock and pour the raw metal into rectangular bricks of bullion dore. This bullion was then shipped out of the area, sometimes as far away as Europe, for refining into pure gold and silver.  By the end of 1875, approximately 750,000 ounces of gold equivalent were reportedly extracted from the shafts on War Eagle Mountain.

In August 1875, a financial panic that had started in New York in 1873, culminated with the San Francisco bank crash, and then the closure of the San Francisco Stock Exchange. A nationwide depression occurred, which resulted in source of working capital for the mines drying up. The miners continued to work without pay until October 1875, when they left the mountain for employment elsewhere.  During the winter of 1875-1876, because the mines were not being used, the shafts filled with water.  This condition has existed for the past 134 years, which has resulted in the preservation of these historical vein systems without being disturbed by intruders or miners.

From 1875 through 1899, mining men who had managed and worked in the underground mines and milling operations tried to promote a project that would allow them to recover the remaining submerged gold and silver reserves they knew existed.  Finally, in November 1899, American Smelting and Refining Company (ASARCO) funded the Sinker Tunnel Project. The project objective was to drive a 10 x 10 tunnel from Sinker Creek on the North-East side of War Eagle Mountain, at an elevation of 5200 feet, approximately 2,000 feet below the bottom of the Golden Chariot Shaft. This tunnel was named the Sinker Tunnel, and its intended use was to drain water out of War Eagle Mountain and to haul ore mined from the veins to the surface for milling.  The cost of the project was about $250,000 (or the equivalent of $25,000,000 today).

It was anticipated that the Sinker Tunnel would intersect the Oro Fino Vein at about 7,000 feet from the tunnel portal.  The Oro Fino Vein was actually intersected at 6,890 feet in May 1902.  After the Sinker Tunnel was extended north about 80 feet, a raise was started upwards toward the bottom of the Golden Chariot Shaft.  When this raise reached 620 feet in height it was only 150 feet below the bottom of the Golden Chariot Shaft, which contained about 1,100 feet of water.  At this point the amount of water permeating down into the raise was increasing every day, which caused the miners to become anxious about their safety, and raised concerns as to how ASARCO would punch the final hole into the bottom of the Golden Chariot shaft.  The miners raised concerns with the Idaho Inspector of Mines about the working conditions, which resulted in the Idaho Inspector of Mines stopping any further work in the area until safety measures were implemented.  At that time, ASARCO elected to close the project down, and return later if conditions changed, which never happened.

During 1932 and 1933, some additional exploration tunnels were driven to the north and to the south from the raise.  In 1941, salvagers opened the Sinker Tunnel and removed all the steel rail and pipe scrap for the war effort. Shortly thereafter, a landslide completely buried the entrance to the tunnel under 50 feet or more of earth and rock, and the Sinker Tunnel complex was forgotten.

In 1993, Mineral Extraction, Inc., the current owner at the time, rediscovered the location of the tunnel and over several years attempted to refurbish the Sinker Tunnel complex, with the exception of the raise, nearest the bottom of the Golden Chariot shaft.  The entrance was excavated, and a semi permanent structure was built to protect the site.  In 2010, the roads to the Sinker Tunnel Complex were upgraded to allow 25-ton trucks access to the site, and an area 300x400 feet was prepared to act as a staging area at the 5,200 foot level. The tunnel was aerated in its entire length and the entrance to the tunnel was permanently extended to avoid land or snow slides to block access to the tunnel. Permanent drainage pipes are being laid in the tunnel as it was determined that the Tunnel is the main drain for the War Eagle complex. Mining and shoring or rock bolting of some weak points in the top wall is underway. Permitting for exploration of the tunnel is underway with training for underground personnel and safety measures being installed as per the latest mining rules and regulations. The company is also a member, in good standing, of the Idaho mining rescue system.

The mines on War Eagle Mountain were very productive in the first few years because the surface deposits were of extraordinary richness. As the mines got deeper the veins had a smaller yet more consistent amount of ore in relation to the amount of rock that needed to be removed to expose it. Generally, the value of ore per ton of rock removed remained consistent from a depth of 150 feet to as deep as any of the mines were worked. This would indicate that the extensions of the veins into the deeper levels, not yet reached by the mine shafts, would contain the same percentage of metal ore.

The mines became more expensive to develop and operate as they got deeper. This was not due to a decline in the yield per ton, but due to the increased cost of lifting the mineral ore and of removing water from deeper shafts.  The removal of ground water in mines is a persistent expense that must be addressed on a daily basis. When a mine doesn't have a lower working level tunnel – like the Sinker Tunnel Complex – that intersects a vertical shaft, the water must be brought to the surface and disposed of no matter what the expense or technical inconvenience if the mine is to continue operating. This increased cost of mining at depth was one of the most significant problems for the mines on War Eagle Mountain.

Description of Mining Properties

We have one mining property, which is a variety of land and mining claims on and near War Eagle Mountain, Idaho.  War Eagle Mountain is located about 50 miles southwest of Boise, Idaho, and about one mile east of Silver City, Idaho.  The Sinker Tunnel is about 15 miles off of State Highway 78 and the mine sites on the top of War Eagle Mountain are about 20 miles off of State Highway 78.  Access to both the Sinker Tunnel and the mines on the mountain currently is by truck or heavy duty vehicle or ATV, as only the first seven miles of county roadway off of State Highway 78 is paved.  Below is a map illustrating the location and access of War Eagle Mountain:

Our mine on War Eagle Mountain is a combination of owned and leased land and mining claims.

Leased Properties:  GoldLand owns an undivided 29.167% fee title interest in seven properties, and ten unpatented mining claims, which we lease from GoldLand under a lease dated October 11, 2007.  The lease expires on April 1, 2025, although we have the right to extend the lease for an additional five years upon payment of a lease extension fee of $1,000,000.  Under the lease, we are responsible for all mining activities on the land, and we are obligated to make annual lease payments of $1,000,000 per year payable monthly, a nonaccountable expense allowance of $10,000 per month for any month in which ore is mined from the property, and a royalty of 15% from any proceeds we receive from a smelter of ore produced from land.  The properties which we lease from GoldLand are listed below:

Name	Ownership Interest	Type of Claim	Acres

Poorman Lode Claim	29.167%	Patented claim	3.44
London Lode Claim	29.167%	Patented claim	17.52
North Empire Lode Claim	29.167%	Patented claim	0.98
Illinois Central Lode Claim	29.167%	Patented claim	2.08
South Poorman Lode Claim	29.167%	Patented claim	17.06
Jackson Lode Claim	29.167%	Patented claim	10.33
Oso Lode Claim	29.167%	Patented claim	20.41
Cape Horn No. 1	100%	Unpatented Lode Claim	20.6
Great Western No. 1	100%	Unpatented Lode Claim	20.6
Great Western No. 2	100%	Unpatented Lode Claim	20.6
Great Western No. 3	100%	Unpatented Lode Claim	20.6
Great Western No. 4	100%	Unpatented Lode Claim	20.6
GoldLand #13	100%	Unpatented Placer Claim	20.6
GoldLand #14	100%	Unpatented Placer Claim	20.6
GoldLand #15	100%	Unpatented Placer Claim	20.6
GoldLand #25	100%	Unpatented Placer Claim	20.6
GoldLand #26	100%	Unpatented Placer Claim	20.6

A patented mining claim is one which the federal government has passed title to the claimant, making the claimant the owner of the surface and mineral rights.  An unpatented mining claim is one which is still owned by the federal government, but which the claimant has a right to possession to extract minerals.  Claims to federal land for mining purposes may be obtained by filing a claim with the Bureau of Land Management and paying a nominal fee.  A claim may be maintained as long at the holder engages in mining activity on the claim or, in lieu of mining activity, by filing an annual renewal form and paying an annual fee to the Bureau of Land Management by September 1 of each year.  The annual fee is $10 per claim for small miners and $140 per claim for large miners.  GoldLand is obligated to pay any annual fees to maintain the claims which it leases to us.

GoldLand is not the sole owner of seven of the patented claims that we lease from GoldLand, and instead owns only 29.166% of the claims.  The remaining 70.834% of the patented claims are owned by a large number of descendants of the original parties that obtained the patent rights to the mining claims.  We are in the process of trying to identify and acquire or lease the remainder of ownership of these mining claims.

Owned Land and Claims:  We also own the following claims:

Name	Type of Claim	Acres

Sinker Tunnel #1	Unpatented Tunnel location	20.6
Sinker #1	Unpatented Mill site location	5
Sinker #2	Unpatented Mill site location	5
Sinker #3	Unpatented Mill site location	5
Sinker #4	Unpatented Mill site location	5
The Cumberland Lode	Patented Claim	5.927
The Louisiana Lode	Patented Claim	5.927

The Sinker Tunnel is burdened by a royalty obligation to Bisell Investments, Inc. and New Vision Financial, Ltd., under which we are obligated to pay each a quarterly royalty of 7.5% of the net smelter return or net refinery return of any ore which originates, terminates or was gained access through the Sinker Tunnel or the grounds of the Sinker Tunnel complex.  The royalty was originally granted by Mineral Extraction, Inc. to Laoshan Group, LLC, and then acquired by the current owners of it, before we acquired the Sinker Tunnel.

We only own the mineral rights to the Cumberland and Louisiana Lode Claims.  The surface rights were retained by Mineral Extraction, Inc., although we entered into a license agreement with Mineral Extraction, Inc. under which we have the right to use the surface for all purposes related to mining ore from the claims.

Mill Site: We own 20 acres in Owyhee County at the foot of War Eagle Mountain, where he have offices on site and a milling complex suitable for the present planned production.

Geology of Mining Properties

War Eagle Mountain is the eastern most peak in the War Eagle-Florida-Delamar Mountain trend, which is an east to west chain of mountains in Southwestern Idaho.  All three peaks show the same type of gold and silver veins.  Kinross Gold Corporation owns Florida and Delamar Mountains.  Delamar Mountain, the western most of the three, had been successfully open pit mined from 1977 to the late 1990s.

The host rock on War Eagle Mountain is granite.  The veins containing gold and silver are primarily filled fissures in the host rock that occur primarily in a north-south direction.  The gold and silver bearing veins of War Eagle Mountain are steeply dipping to subvertical in attitude and are generally oriented in a NS to NW-SE direction.  For example, the Oro Fino/Golden Chariot vein, which is the vein that has been mined and explored the most, occurs at an 8 percent tilt to vertical.  The textures, mineralogy and geometry of the veins all indicate that they are "epithermal" deposits. This means that, according to the current interpretations, the minerals were deposited by hydrothermal solutions of “supercritical” very hot, high pressure water that made their way upward through the earth’s crust, depositing the minerals in the loose rock in the fissures.  The richest ores have been found in ore shoots, which are places where small cross-fractures intersect the main vein.

Historical records indicate that the Oro Fino Vein system extends at least some 12,000 feet in a north-south direction and has been observed to vary greatly in thickness (from 0.5 ft to 25 ft) and mill grades of 0.5 to 1.25 Troy ounces of gold per ton.  Our owned and leased land encompasses only about 600 feet of the Oro Fino Vein system, but all of the major mine shafts that exist on the system.  Several large pockets of very rich ore concentration have been found scattered throughout the ore shoots. Mill grades at these ore shoots containing up to 25 Troy ounces per ton have been encountered, with some areas showing grades as high as 90 to 300 oz gold/ton.

It is not known exactly how deep the vein systems are on War Eagle Mountain.  The Sinker Tunnel cuts through the Oro Fino Vein approximately 2,500 feet below the outcrop on the surface and was still strong and well developed.  To date, only about the first 300 to 1100 feet in depth of the Oro Fino Vein has been mined on approximately 15% of its total known length.

Because the host rock on War Eagle Mountain is granite, the mine shafts on War Eagle Mountain are very stable, with minimal need to shore the walls with timber.  Also, the Sinker Tunnel Complex needs almost no timber to shore or brace its walls or ceilings.

Mining activity to date has focused on three veins that show at the surface of War Eagle Mountain – the Oro Fino Vein system, the Poorman Vein system and the Central Vein system – with the Oro Fino Vein being the most productive.  The Poorman Vein is about 1,000 feet to the west of the Oro Fino Vein.  Historically, the Poorman vein has produced mostly silver.  The Oro Fino Vein system has approximately 6 other vein systems associated with it, while some 40 additional main vein systems are believed to exist on War Eagle Mountain.

At present, work on the mine consists largely of vertical mine shafts at the top of War Eagle Mountain, which were started by miners in the 1800’s, typically on top of a vein that was evident from an outcropping on the surface.  The interiors of the mine shafts are believed to be in good shape, but they are all flooded from groundwater and will have to be drained before active mining can commence.  We plan to drain the mine shafts by connecting them to the Sinker Tunnel below.  We have recollared five mine shafts with stones and steel rails to make them safer and prevent rain water from entering the mines. We have extended the Sinker Tunnel entrance by 70 feet and relandscaped the property around the extension, both on the request of the Bureau of Land Management and of our engineers.

Through December 31, 2010, we spent approximately $868,859 to acquire and refurbish the mine shafts, the Sinker Tunnel and access roads.

Some of the properties have been surveyed by competent professional engineer and surveyors, but we have yet to have the properties evaluated to determine whether any mineral deposits can be mined profitably at current market rates.  Therefore, the properties are without known reserves and our proposed mining activities are exploratory in nature at this time.  The most comprehensive survey of the mineralogy of War Eagle Mountain is a report issued by the Idaho Bureau of Mines and Geology in 1926.  However, the authors of the report did not have access to the flooded mine shafts, and developed their report from visual observation of the surface, reports of past mining activity, and interviews with mining engineers who had previously worked at the site. Other reports include a report prepared in 1928 by Sinker Tunnel Mining Co., which at the time was in the process of refurbishing and extending the Sinker Tunnel, and a report issued by Copper Range Exploration in 1970.  However, the mountain has never been surveyed with a comprehensive scheme of core samples to locate and assess the veins that exist on the mountain.  All representations of potential quantities of minerals are based on historical records which are believed to be accurate, but which may not have been performed pursuant to modern standards for evaluating mineral claims. We will start core drilling from inside the Sinker tunnel and on the surface of War Eagle Mountain during 2011 and will have a resident geologist analyze the cores and draw a 3D picture of the inside of the mountain and its mineral contents.

Description of Milling Process

We have installed a mill at the foot of War Eagle Mountain which is capable of processing 100 tons of ore per day using a chemical free process.  A total of 3 circuits at the mill will produce a gold and silver concentrate as follows:

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Ore arrives at the mill by truck from the mountain and is weighed and stacked on site in piles clearly identified as to source.  A sample is then taken to be assayed for quality control. The ore bearing rock is then loaded into a crushing and sorting circuit consisting of 3 crushers, conveyors and sorters which reduces the ore to 5/16" nuggets or smaller.

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The crushed ore is brought into the mill via conveyor and mixed with water in a steel ball mill to produce a liquid slurry which is strained through a <270 mm mesh strainer. The ore bearing slurry water is strained, and then pumped into a Falcon Concentrator, which is basically an inverted rubber bell that spins at a high rate of speed. The concentrator forces the heavy particles in the slurry up the sides of the bell, where the heavier metals fall as a paste.  The paste is sent to the riffles table where a divider allows the washed ores to go to the concentrate tank for settling.  The cloudy water is sent to the belt press which squeezes 97% of the water out of the feed and sends it to the tanks to be reused, while the sediment is sent to a tailings pile. The dry tailings are stored in an outside tailings pile which will then be shaped consistent with the contours of the land and covered and seeded for preservation of land appearance. The water is provided by underground storage tanks and is recycled continuously, thus requiring only a small amount of water to make up for losses due to evaporation and spillage.

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The paste that collects in the concentrate tank is then remixed with clear water and put through a vibrating process where the heavy metals (gold, silver, titanium, etc.) are separated from other substances and deposited in sealed containers.  The final product is then dried, assayed and sent to the contracted smelter for purification. We will pour our own bullion dore bars during the course of this year.

Smelting Operation

We are in the process of building a smelter operation to further process the concentrate that is produced in our milling operation.  We estimate it will cost approximately $200,000 to construct and equip the smelter, and should be completed around July 1, 2011.  The smelter will enable us to process the gold and silver in our concentrate into dore bars, which will then be assayed and shipped to a refiner for final processing to the level of purity needed to market the ore.  Until our smelter is complete, we plan to stockpile our concentrate.

Competition

We have no competition for the extraction of minerals from War Eagle Mountain, since no other mining company has an interest on War Eagle Mountain at this time.  However, the mineral extraction business in general is highly competitive.  Numerous larger mining companies actively seek out and bid for mining prospects and properties as well as for the services of third-party providers and supplies, such as mining equipment, transportation equipment and smelters, upon which we rely.  Many of these companies not only explore for, produce and market minerals, but also carry out smelting and refining operations and market the resultant products on a worldwide basis.  Most of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.

Competitive conditions may be substantially affected by various forms of legislation and regulation considered from time to time by the government of the United States and the states in which we have operations, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for minerals, and currency fluctuations.

Markets and Major Customers

Our original plan was to process the ore we mine into concentrate and then contract with a refinery to refine the bullion concentrate and purchase any resulting minerals at market prices, less a commission.  While there are a number of refiners which will refine concentrate on a contract basis, our current plan is to construct our own smelting operation to convert our concentrate into dore bars, and then ship the dore bars to a refinery for final processing.  Operating our own smelting operation will allow us to control the processing of our minerals better, including the ability to more precisely assay our production before it is shipped to a third party for final processing.  Under our lease agreement with GoldLand, we are obligated to pay a royalty of 15% of any amounts we receive from the refinery.

Seasonality of Business

Weather conditions will affect our ability to mine ore from our property.  Generally, from November to April of each year the road leading to the top of the mountain property is impassable because of snow. We will be transporting ore from the dumps on the mountain during the coming summer and fall.  We are keeping the road to the Sinker Tunnel open year round and plan to mine and deliver more ore to the mill when we start underground mining, to ensure a steady stream of revenues throughout the year.

Operational Risks

Mining involves a high degree of risk, which a combination of experience, knowledge and careful evaluation may not be able to overcome.  Mining involves the risk that fires, shaft collapses, flooding, equipment failure, human error and other circumstances may cause significant injury to persons or property, and may affect our ability to extract mined ore from our properties without significant additional capital expenditures. In such event, substantial liabilities to third parties or governmental entities may be incurred, the satisfaction of which could substantially reduce available cash and possibly result in loss of our leased mining properties. Such hazards may also cause damage to or destruction of our mine shafts, producing formations, production facilities, storage and transportation facilities, or other processing facilities.

We will not insure fully against all risks associated with our business either because such insurance is not available or because we believe the premium costs are prohibitive. A loss not fully covered by insurance could have a materially adverse effect on our financial position and results of operations. For further discussion on risks see “Risk Factors” below.

Regulation

Mining operations on War Eagle Mountain will be affected by numerous laws and regulations, including environmental, conservation, tax and other laws and regulations relating to the resource industry.  Most of the extraction operations will require permits or authorizations from federal, state or local agencies.  We are responsible for compliance with all applicable laws and regulations under the terms of our lease with GoldLand, but the denial or vacating of permits needed by us could have a material adverse effect on our revenues.  In view of the many uncertainties with respect to current and future laws and regulations, we cannot predict the overall effect of such laws and regulations on our future revenues . We expect that our operations will comply in all material respects with applicable laws and regulations.  We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the resource industry.

Environmental

General. Mining operations on War Eagle Mountain are subject to local, state and federal laws and regulations governing environmental quality and pollution control in the United States. The extraction of mineral ore, is subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of planning, designing, installing and operating mining facilities.

Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances.

Waste Disposal. Mining operations on War Eagle Mountain may generate wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The EPA has limited the disposal options for certain wastes that are designated as hazardous under RCRA ("Hazardous Wastes").  Furthermore, it is possible that certain wastes generated by mining operations on War Eagle Mountain that are currently exempt from treatment as Hazardous Wastes may in the future be designated as Hazardous Wastes, and therefore be subject to more rigorous and costly operating and disposal requirements.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, generally imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances").  These classes of persons or so-called potentially responsible parties include the current and certain past owners and operators of a facility where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take action in response to threats to the public health or the environment and to seek to recover from the potentially responsible parties the costs of such action.  Mining operations on War Eagle Mountain may generate wastes that fall within CERCLA's definition of Hazardous Substances, and predecessor mining companies on our properties may have generated wastes that fall within CERCLA's definition of Hazardous Substances.

Air Emissions.  Mining operations on War Eagle Mountain may be subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements, including additional permits. If ozone problems are not resolved by the deadlines imposed by the federal Clean Air Act, or on schedule to meet the standards, even more restrictive requirements may be imposed, including financial penalties based upon the quantity of ozone producing emissions. If the operator of mining operations on War Eagle Mountain fails to comply strictly with applicable air pollution regulations or permits, we may be subject to monetary fines and be required to correct any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

We believe that we are in substantial compliance with current applicable environmental laws and regulations and that, absent the occurrence of an extraordinary event, compliance with existing local, state, federal and international laws, rules and regulations governing the release of materials in the environment or otherwise relating to the protection of the environment will not have a material effect upon our business, financial condition or results of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures in the last two fiscal years.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Employees and Consultants

At December 31, 2010, we had 21 employees.

We have no collective bargaining agreements with our employees, and believe all consulting and employment agreements relationships are satisfactory.  We hire independent contractors on an as- needed basis, and we may retain additional employees and consultants during the next twelve months, including additional executive management personnel with substantial experience in the mining exploration and development business.

Description of Property

A description of our mining properties is included in “Description of Business” and is incorporated herein by reference.

We have purchased a 20 acres site in Owyhee County at the foot of War Eagle Mountain for an amount of $250,000 payable as follows; $25,000 at purchase and $22,500 per year for the next ten years interest free. We have offices on site and a milling complex suitable for the present planned production.

We also lease office space at 1385 Broadway, New York, under a lease that runs from October 1, 2008 to September 30, 2011 at a rate of $3,060 per month.  Under the lease, we issued the lessor 1,250,000 shares of our common stock valued at $110,160 at the inception of the lease as payment of rent for the entire lease term.

We also lease office space at 2520 Manatee Ave. West, Suite #200, Bradenton, FL 34205, which we share with GoldLand Holdings, Co., under a lease that runs from August 8, 2010 to August 1, 2013 at a rate of $1,065 per month for the first 12 months and $1,095 per month for the second 12 months and $1,187.40 for the third 12 months. We share the cost of the lease with GoldLand Holdings, Co. equally.

We also lease office space at 641-2 Chrislea Road, Woodbridge, Ontario Canada, under a lease that runs from January 1, 2009 to December 31, 2011 at a rate of $400 per month.  We assumed this lease in March 2010.  Under the lease, we issued the lessor 480,000 shares of our common stock valued at $9,600 at the time we assumed the lease as payment of rent for the entire lease term.

We believe that we have satisfactory title to the properties owned and used in our business, subject to liens for taxes not yet payable, liens incident to minor encumbrances, liens for credit arrangements and easements and restrictions that do not materially detract from the value of these properties, our interests in these properties, or the use of these properties in our business. We believe that our properties are adequate and suitable for us to conduct business in the future.

Legal Proceedings

We are not a party to any material legal proceedings at this time.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) and the Pink Sheets.  The OTCBB and the Pink Sheets are networks of security dealers who buy and sell stock.  The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Our shares are quoted on the OTCBB and the Pink Sheets under the symbol “SFMI.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2010		2009
	High	Low	High	Low
First Quarter	0.07	0.07	0.07	0.02
Second Quarter	0.23	0.21	0.05	0.02
Third Quarter	0.19	0.16	0.03	0.01
Fourth Quarter	0.19	0.17	0.09	0.02

On May 25, 2011 the last sales price of our common stock was $0.10.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of December 31, 2010, we had 131 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in “street name.”

Registration Rights

Pursuant to our Registration Rights Agreement with Centurion, we have agreed to file a registration statement with the SEC registering the resale of the shares of common stock to be purchased from us by the selling shareholder. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.

Financial Statements

Index to Financial Statements:

Page
Audit Report of Independent Certified Public Accountants	F-3
Balance Sheets as of December 31, 2010 and 2009	F-4
Statements of Operations for the years ended December 31, 2010 and 2009, and the cumulative period from October 15, 2007 (inception) to December 31, 2010	F-5
Statements of Stockholders' Equity for the years ended December 31, 2010 and 2009	F-6
Statements of Cash Flows for the years ended December 31, 2010 and 2009, and the cumulative period from October 15, 2007 (inception) to December 31, 2010	F-7
Notes to Financial Statements for the years ended December 31, 2010 and 2009	F-9
Balance Sheets as of March 31, 2010 (unaudited) and December 31, 2010	G-1
Unaudited Statements of Operations for the three months ended March 31, 2011 and 2010, and the cumulative period from October 15, 2007 (inception) to March 31, 2011	G-2
Unaudited Statements of Cash Flows for the three months ended March 31, 2011 and 2010, and the cumulative period from October 15, 2007 (inception) to March 31, 2011	G-3
Unaudited Statements of Stockholders' Equity for the three months ended March 31, 2011	G-5
Notes to Financial Statements for the three months ended March 31, 2011 (unaudited)	G-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Silver Falcon Mining, Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheet of Silver Falcon Mining, Inc. (the “Company”) (An Exploration Stage Company) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2010 and 2009, and the period from October 15, 2007 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and changes in stockholders’ deficit and its cash flows for the years ended December 31, 2010 and 2009, and the period from October 15, 2007 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As discussed in Note 14 of the notes to the accompanying financial statements, the financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the footnotes, the Company does not currently have any revenue is dependent on the deferral of salaries and loans from management and a shareholder to pay operating expenses.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ W.T. Uniack & Co. CPA's P.C.

W.T. Uniack & Co. CPA's P.C.

Alpharetta, Georgia

March 17, 2011

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2010 and 2009

ASSETS	2010	2009
Cash and cash equivalents	$ 61,530	$ 602
Inventories	352,911	-
Due from related party (see Note 9)	-	69,499
Total current assets	414,441	70,101

Prepaid expenses (see Note 6)	715,025	331,083
Mill and mining Properties (see Note 4)	1,772,390	865,756
Mill Equipment, net of accumulated depreciation of $392,300 and $156,653 (see Note 5)	1,245,384	629,814
Other assets	6,000	-

Total Assets	$ 4,153,240	$ 1,896,754

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accounts payable	$ 310,297	$ 366,307
Accrued interest	19,221	49,273
Accrued compensation	727,633	417,000
Payroll liabilities	30,177	-
Due to related party	6,000	-
Notes payable – current	237,500	1,276,950
Director’s loan	323	102,660
Total current liabilities	1,331,151	2,212,190

Notes payable (see Note 7)	2,179,481	1,015,900
Total liabilities	3,510,632	3,228,090

Stockholders' equity:
Class A Common Stock, par value $0.0001 500,000,000 shares authorized, 286,587,004 and 169,830,575 shares issued and outstanding at December 31, 2010 and 2009, respectively	28,658	16,983
Class B Common stock, par value $0.0001, 12,500,000 shares authorized, 3,884,321 and 2,137,446 shares issued and outstanding at December 31, 2010 and 2009	389	214
Additional paid in capital	18,164,240	6,628,130
Accumulated deficit	(17,550,679)	(7,976,663)
Total stockholders' deficit	642,608	(1,331,336)

Total Liabilities and Stockholders' Deficit	$ 4,153,240	$ 1,896,754

See accompanying notes to financial statements

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009, AND THE

PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO DECEMBER 31, 2010

	2010	2009	Cumulative from Inception

Revenue	$ 8,234	$ -	$ 8,234
Cost of sales	5,274	-	5,274
Gross profit	2,960	-	2,960

Expenses

Consulting fees	$ 4,629,985	$ 1,900,149	$ 9,270,503
Exploration and development	327,058	215,383	1,097,472
Mill operating expenses	836,509	-	836,509
Property lease fees	250,000	-	250,000
Compensation expense	2,330,764	185,167	2,797,431
Depreciation expense	235,647	141,536	392,300
General and administrative	723,616	732,249	2,507,171
	9,333,579	3,174,484	17,151,386

Loss from operations	(9,330,619)	(3,174,484)	(17,148,426)

Interest expense	(243,397)	(119,772)	(402,253)

Net Loss	$ (9,574,016)	$ (3,294,256)	$ (17,550,679)

Net loss per common share - basic and diluted	$ (0.04)	$ (0.02)	(0.13)

Weighted average number of common shares outstanding – basic and diluted	229,402,629	136,424,734	138,104,220

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	COMMON STOCK	COMMON STOCK			ADDITIONAL
	SERIES A	SERIES B			PAID IN	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

Balance as of December 31, 2008	97,843,962	$ 9,784	2,137,446	$ 214	3,965,349	$ (4,682,407)	$ (707,060)

Issuance of common stock for services	56,786,923	5,679			1,968,417		1,974,096
Issuance of common stock for rent	5,000,000	500			282,250		282,750
Issuance of common stock for road access	435,000	43			13,006		13,049
Issuance of common stock for acquisition	7,719,235	772			354,313		355,085
Issuance of common stock for notes payable conversions	2,045,455	205			44,795		45,000
Net loss						(3,294,256)	(3,294,256)

Balance as of December 31, 2009	169,830,575	$ 16,983	2,137,446	$ 214	$ 6,628,130	$ (7,976,663)	$ (1,331,336)

Issuance of class A common stock for services	61,898,727	6,190			6,950,903		6,957,093
Issuance of class B common stock for services			1,746,875	175	69,700		69,875
Issuance of common stock for rent	3,580,000	358			468,862		469,220
Issuance of common stock for mining property	3,687,469	368			376,797		377,165
Issuance of common stock for interest	1,250,000	125			49,875		50,000
Issuance of common stock for notes payable conversions	43,641,549	4,364			2,444,701		2,449,065
Options granted					1,163,542		1,163,542
Purchase of common stock	(301,316)	(30)			(62,970)		(63,000)
Issuance of common stock	3,000,000	300			74,700		75,000
Net loss						(9,574,016)	(9,574,016)

Balance as of December 31, 2010	286,587,004	$ 28,658	3,884,321	$ 389	$ 18,164,240	$ (17,550,679)	$ 642,608

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009, AND THE

PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO DECEMBER 31, 2010

	2010	2009	Cumulative from Inception

Cash flows from operating activities

Net Loss	$ (9,574,016)	$ (3,294,256)	$ (17,550,679)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services	7,026,968	1,974,096	12,115,828
Issuance of common stock for road access	-	13,050	13,050
Issuance of common stock for interest	50,000	-	50,000
Issuance of common stock for rent	469,220	282,750	862,130
Options granted	1,163,542	-	1,163,542
Depreciation	235,647	141,536	392,300
Increase (decrease) in operating assets and liabilities:
Inventories	(352,911)	-	(352,911)
Prepaid expenses	(383,942)	109,959	(715,025)
Due from related party	75,499	71,529	6,000
Other assets	(6,000)	5,000	(1,000)
Accounts payable and accrued expenses	(56,012)	115,872	620,604
Accrued interest	(17,042)	32,569	32,231
Accrued payroll and payroll liabilities	340,810	167,000	757,810
Net cash used in operating activities	(1,028,237)	(380,895)	(2,606,124)

Cash flows from investing activities

Purchase of equipment	(851,216)	(154,473)	(1,637,683)
Purchase of mill and mining properties	(529,468)	(488,833)	(1,018,301)
Cash acquired in acquisition	-	39,780	39,780
Net cash used in investing activities	(1,380,684)	(603,526)	(2,616,204)

Cash flows from financing activities

Proceeds from notes payable	2,602,686	1,060,400	5,321,035
Proceeds from sale of common stock	75,000	-	75,000
Purchase of common stock	(63,000)	-	(63,000)
Repayments of notes payable	(42,500)	(7,000)	(49,500)
Proceeds from Directors loans	-	-	338,113
Repayments of Directors loans	(102,337)	(68,377)	(337,790)
Net cash provided by financing activities	2,469,849	985,023	5,283,858

Net increase in cash	60,928	602	61,530

Cash - beginning of year	602	-	-
Cash - end of year	$ 61,530	$ 602	$ 61,530

See accompanying notes to financial statements

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009, AND THE

PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO DECEMBER 31, 2010

(continued)

SUPPLEMENTARY DISCLOSURE OF NONCASH TRANSACTIONS

Shares issued for notes payable conversion	2,449,065	45,000	2,867,565
Shares issued for acquisition	-	355,085	355,085
Shares issued for purchase mining properties	377,166	-	754,089

See accompanying notes to financial statements

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Silver Falcon Mining, Inc. (the “Company,” “we” or “us”) was formed in the State of Delaware on October 11th, 2007.  On October 15, 2007, we completed a holding company reorganization with Dicut, Inc. (“Dicut”) pursuant to Section 251(g) of the Delaware General Corporation Law.  Dicut previously operated in the information technology business, but ceased operations in 2005.

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease provides that lease payments must commence April 1, 2008, but by agreement with GoldLand we extended the commencement date to July 1, 2010.  On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Sales of all metals products sold directly to smelters, including by-product metals, are recorded as revenues when title and risk of loss transfer to the smelter (generally at the time of shipment) at estimated forward prices for the estimated month of settlement.  Due to the time elapsed from shipment to the smelter and the final settlement with the smelter, we must estimate the prices at which sales of our metals will be settled. Previously recorded sales are adjusted to estimated settlement metals prices until final settlement by the smelter.  Revenue is recognized, net of treatment and refining charges, from a sale when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured. Concentrate sales are initially recorded based on 100% of the provisional sales prices. Until final settlement occurs, adjustments to the provisional sales prices are made to take into account the mark-to-market changes based on the forward prices for the estimated month of settlement. For changes in metal quantities upon receipt of new information and assay, the provisional sales quantities are adjusted as well. The principal risks associated with recognition of sales on a provisional basis include metal price fluctuations between the date initially recorded and the date of final settlement. If a significant decline in metal prices occurs between the provisional pricing date and the final settlement-date, it is reasonably possible that we could be required to return a portion of the sales proceeds received based on the provisional invoice.

Our sales based on a provisional sales price contain an embedded derivative that is required to be separated from the host contract for accounting purposes. The host contract is the receivable from the sale of the concentrates at the forward London Metal Exchange price at the time of sale. The embedded derivative, which does not qualify for hedge accounting, is marked to market through earnings each period prior to final settlement.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Investments

Management determines the appropriate classification of our investments in equity securities at the time of purchase and reevaluates such determinations at each reporting date. Investments in incorporated entities in which our ownership is greater than 20% and less than 50%, or which we do not control through majority ownership or means other than voting rights, are accounted for by the equity method and are included in long-term assets.  We account for our equity security investments as available for sale securities in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“FAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” We periodically evaluate whether declines in fair values of our investments below our carrying value are other-than-temporary in accordance with FSP FAS 115 No. 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” Our policy is to generally treat a decline in the investment’s quoted market value that has lasted continuously for more than six months as an other-than-temporary decline in value.  We also monitor our investments for events or changes in circumstances that have occurred that may have a significant adverse effect on the fair value of the investment and evaluates qualitative and quantitative factors regarding the severity and duration of the unrealized loss and our ability to hold the investment until a forecasted recovery occurs to determine if the decline in value of an investment is other-than-temporary. Declines in fair value below our carrying value deemed to be other-than-temporary are charged to earnings.

We account for our investments in auction rate securities in accordance with FAS No. 115. Specifically, when the underlying security of an auction rate security has a stated or contractual maturity date in excess of 90 days, regardless of the frequency of the interest rate reset date, the security is classified as an available-for-sale marketable debt security.

Inventories

Inventories are stated at the lower of average costs incurred or estimated net realizable value. Major types of inventories include materials and supplies and metals product inventory, which is determined by the stage at which the ore is in the production process (stockpiled ore, work in process and finished goods).

Materials and supplies inventory are valued at the lower of average cost or net realizable value.

Stockpiled ore inventory represents ore that has been mined, hauled to the surface, and is available for further processing. Stockpiles are measured by estimating the number of tons added and removed from the stockpile, the number of contained metal ounces or pounds (based on assay data) and the estimated metallurgical recovery rates (based on the expected processing method). Stockpile ore tonnages are verified by periodic surveys. Costs are allocated to a stockpile based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the ore, including applicable overhead, depreciation, depletion and amortization relating to mining operations, and removed at each stockpile’s average cost per recoverable unit.

Work in process inventory represents materials that are currently in the process of being converted to a saleable product and includes inventories in our milling process. In-process material is measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and stockpiles, plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Finished goods inventory includes bullion doré and concentrates at our operations, bullion doré in transit to refiners and bullion dore in our accounts at refineries. Inventories are valued at the lower of full cost of production or net realizable value based on current metals prices.

Property, Plant and Equipment

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and recorded at cost. The facilities and equipment are depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives.

Costs are capitalized when it has been determined an ore body can be economically developed as a result of establishing proven and probable reserves. The development stage begins at new projects when our management and/or Board of Directors makes the decision to bring a mine into commercial production, and ends when the production stage, or exploitation of reserves, begins.  Expenditures incurred during the development and production stages for new facilities, new assets or expenditures that extend the useful lives of existing facilities and major mine development expenditures are capitalized, including primary development costs such as costs of building access ways, shaft sinking, lateral development, drift development, ramps and infrastructure developments.

Costs for exploration, secondary development at operating mines, and maintenance and repairs on capitalized property, plant and equipment are charged to operations as incurred. Exploration costs include those relating to activities carried out (a) in search of previously unidentified mineral deposits, (b) at undeveloped concessions, or (c) at operating mines already containing proven and probable reserves, where a determination remains pending as to whether new target deposits outside of the existing reserve areas can be economically developed. Secondary development costs are incurred for preparation of an ore body for production in a specific ore block, stope or work area, providing a relatively short-lived benefit only to the mine area they relate to, and not to the ore body as a whole.

When assets are retired or sold, the costs and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in current period net income (loss). Idle facilities placed on standby basis are carried at the lower of net carrying value or estimated net realizable value.

Proven and Probable Ore Reserves

At least annually, management reviews the reserves used to estimate the quantities and grades of ore at our mines which we believe can be recovered and sold economically.  Management’s calculations of proven and probable ore reserves are based on engineering and geological estimates, including future metals prices and operating costs. From time to time, management obtains external audits of reserves.  To date, we have not obtained any third party report regarding potential reserves on our owned and leased property at War Eagle Mountain, and accordingly we have not estimated that there are any proven or probable reserves on our property.

Reserve estimates will change as existing reserves are depleted through production and as production costs and/or metals prices change. A significant drop in metals prices may reduce reserves by making some portion of such ore uneconomic to develop and produce. Changes in reserves may also reflect that actual grades of ore processed may be different from stated reserve grades because of variation in grades in areas mined, mining dilution and other factors. Estimated reserves, particularly for properties that have not yet commenced production, may require revision based on actual production experience. It is reasonably possible that certain of our estimates of proven and probable ore reserves will change in the near term, which could result in a change to estimated future cash flows, associated carrying values of the asset and amortization rates in future reporting periods, among other things.

Declines in the market prices of metals, increased production or capital costs, reduction in the grade or tonnage of the deposit or an increase in the dilution of the ore or reduced recovery rates may render ore reserves uneconomic to exploit unless the utilization of forward sales contracts or other hedging techniques are sufficient to offset such effects. If our realized price for the metals we produce were to decline substantially below the levels set for calculation of reserves for an extended period, there could be material delays in the development of new projects, net losses, reduced cash flow, restatements or reductions in reserves and asset write-downs in the applicable accounting periods. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized. To date, we have not obtained any third party report regarding potential reserves on our owned and leased property at War Eagle Mountain, and accordingly we have not estimated that there are any proven or probable reserves on our property.

Depreciation, Depletion and Amortization

Capitalized costs are depreciated or depleted using the straight-line method or unit-of-production method at rates sufficient to depreciate such costs over the shorter of estimated productive lives of such facilities or the useful life of the individual assets. Productive lives do not exceed the useful life of the individual asset. Determination of expected useful lives for amortization calculations are made on a property-by-property or asset-by-asset basis at least annually. Our estimates for mineral reserves are a key component in determining our units of production depreciation rates. Our estimates of proven and probable ore reserves may change, possibly in the near term, resulting in changes to depreciation, depletion and amortization rates in future reporting periods.

Undeveloped mineral interests are amortized on a straight-line basis over their estimated useful lives taking into account residual values. At such time as an undeveloped mineral interest is converted to proven and probable reserves, the remaining unamortized basis is amortized on a unit-of-production basis as described above.

Impairment of Long-Lived Assets

We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any.  An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.  Our estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Reclamation and Remediation Costs (Asset Retirement Obligations)

At our operating properties, we accrue costs associated with environmental remediation obligations in accordance with Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires us to record a liability for the present value of our estimated environmental remediation costs, and the related asset created with it, in the period in which the liability is incurred. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made.

At our non-operating properties, we accrue costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Estimates for reclamation and other closure costs are prepared in accordance with SFAS No. 5 “Accounting for Contingencies,” or Statement of Position 96-1 “Environmental Remediation Liabilities.” Costs of future expenditures for environmental remediation are not discounted to their present value unless subject to a contractually obligated fixed payment schedule. Such costs are based on management’s current estimate of amounts to be incurred when the remediation work is performed, within current laws and regulations.

Future closure, reclamation and environmental-related expenditures are difficult to estimate, in many circumstances, due to the early stage nature of investigations, and uncertainties associated with defining the nature and extent of environmental contamination and the application of laws and regulations by regulatory authorities and changes in reclamation or remediation technology. We periodically review accrued liabilities for such reclamation and remediation costs as evidence becomes available indicating that our liabilities have potentially changed. Changes in estimates at our non-operating properties are reflected in current period net income (loss).  Accruals for closure costs, reclamation and environmental matters for operating and nonoperating properties totaled $0 million at December 31, 2008.

Goodwill

We evaluate, on at least an annual basis during the fourth quarter, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, we compare the estimated fair value of our reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, we compare the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. Our fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

We have issued and may issue stock in lieu of cash for certain transactions. The fair value of the stock, which is based on comparable cash purchases, third party quotations, or the value of services, whichever is more readily determinable, is used to value the transaction

Use of Estimates

Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our Consolidated Financial Statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Basic and Diluted Per Common Share

Under Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” basic  earnings  per common  share is computed by dividing income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because we have incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive.

Significant Recent Accounting Pronouncements

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-18 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09, which, among other things, amends Subtopic 855-10 with respect to the date through which evaluation of subsequent events must occur and under which circumstances such date must be disclosed.  The update amends subtopic 855-10 so that an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. All of the amendments in this update are effective upon issuance, with limited exceptions.  Adoption of this guidance did not have a material impact on our financial statements.

During February 2010, the FASB also issued ASU 2010-08, which corrects existing guidance for various topics. The update is generally effective for the first reporting period (including interim periods) beginning after issuance.  We believe these corrections will have minimal, if any, impact on our financial statements.

In January 2010, the FASB issued ASU 2010-06, which amends Subtopic 820-10 to require new disclosures regarding the amounts of and reasons for significant transfers in and out of Levels 1 and 2 fair value measurement categories, and separate information about purchases, sales, issuances, and settlements in Level 3 fair value measurements.  ASU 2010-06 also clarifies existing fair value measurement disclosures to provide for fair value measurement disclosures for each class of assets and liabilities, even within a line item in the statement of financial position, and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either the Level 2 or Level 3 categories.

ASU 2010-06 also includes conforming amendments to the guidance on employers’ disclosures about post-retirement benefit plan assets (Subtopic 715-20), changes the terminology in Subtopic 715-20 from major categories of assets to classes of assets, and provides a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures.

The new disclosures and clarifications of existing disclosures in ASU 2010-06 are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Adoption of this guidance has not had a material impact on our financial statements and is not expected to have a material impact on our financial statements in the future.

NOTE 3 – LEASE OF MINING PROPERTIES

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  The mineral rights consist of 174.82 acres of land on War Eagle Mountain in Idaho, consisting of a 100% interest in 103 acres, and a 29.166% interest in 71.82 acres, plus an additional 44 lease claims obtained from the U.S. Bureau of Land Management. Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease provides that lease payments must commence April 1, 2008, but we and GoldLand agreed to extend the commencement date to July 1, 2010, and agreed to extend the lease term for an equal amount of time. On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.

NOTE 4 – PURCHASE OF MINING PROPERTY

On December 3, 2009, we acquired twenty acres of land in Owhyee County, Idaho.  The purchase price for the land was $250,000, of which $25,000 was paid at closing and the remaining $225,000 was paid by the execution of a promissory note payable to the seller in the amount of $225,000.  The promissory note is payable without interest in ten annual installments of $22,500 each.  The first installment was due and paid on January 1, 2010.  The second installment was due and paid on January 1, 2011.  A late charge of five percent is due on any annual installment which is not paid by its due date.  The note is secured by a deed of trust lien on the property that was purchased.  In addition to the property, the purchase included a fifty foot wide access easement over the seller’s property, over which we are responsible for constructing and maintaining a roadway to access the property.  We have constructed a mill on the site to process ore derived from our mining properties nearby.

NOTE 5 – ACQUISITION OF DEEP ROCK, INC.

On January 23, 2009 we issued 7,719,235 shares of Class A Common Stock valued at $355,085 to purchase 100% of the outstanding common stock of Deep Rock, Inc., an Idaho Corporation.

NOTE 6 – MILL EQUIPMENT

During 2010 we purchased and installed equipment to be used on our mining properties totaling $851,216.  The following table summarizes our equipment as of December 31, 2010.

Mill equipment	$ 1,637,684
Accumulated depreciation	(392,300)
$ 1,245,384

NOTE 7 – PREPAID EXPENSES

On October 1, 2008, we entered into a Commercial Lease Agreement, under which we leased office space in New York, New York through September 30, 2011.  Under the Commercial Lease Agreement, we issued the lessor 1,250,000 shares of our Class A Common Stock at the inception of the lease in full payment of lease payments under the lease totaling $110,160.  We capitalized the lease payment as a prepaid expense, and are amortizing the amount on a monthly basis over the life of the lease.

We also lease office space at 641-2 Chrislea Road, Woodbridge, Ontario Canada, under a lease that runs from January 1, 2009 to December 31, 2011 at a rate of $400 per month.  We assumed the lease in March 2010.  Under the lease, we issued the lessor 480,000 shares of our common stock valued at $9,600 at the time we assumed the lease as payment of rent for the entire lease term.

In 2009, we issued 10,000,000 of Class A Common Stock for consulting contracts with terms of 12 to 48 months valued at $454,500.

NOTE 8 – NOTES PAYABLE

In 2009 and 2010, we issued two-year promissory notes with an aggregate principal amount of $635,000 and $2,602,686, respectively, to various investors.  Interest accrues on the notes at the rate of 3% per year, and is payable monthly, except for notes issued to New Vision Financial, Ltd., which provide that interest is payable annually.  Principal and interest due on the notes is convertible into shares of Class A Common Stock at the election of the holder at conversion prices ranging from $0.0195 to $0.25 per share.  The conversion price of the notes is set at the market price of the Class A Common Stock on the date of issuance.  The notes mature at various dates ranging from January 27, 2011 to December 30, 2012.

In 2009, we issued $202,400 of convertible notes to an investor.  The notes have a term of two years, and accrue interest at 3% per annum payable monthly.  Principal and interest due on the notes is convertible, at the election of the holder, either into (a) Class A Common Stock at the market price on the date of issuance of the note, or (b) gold bars that are 99.999% pure at the daily London fix less a discount of $460 per ounce, provided that the net amount of any amounts which the investor may elect to convert into gold bars may not exceed 30% of our net smelter return in the month.  The conversion prices range from $0.01 to $0.08 per share.  The notes mature at various dates ranging from August 11, 2011 to December 28, 2011.  These notes were converted into Class A Common Stock in October 2010.

On December 3, 2009, we executed a promissory note for $225,000 as partial consideration for the purchase of land in Idaho.  (See Note 4 – Purchase of Mining Property).  The promissory note is payable without interest in ten annual installments of $22,500 each, with the first installment being due on January 1, 2010.

The maturities of notes payable are as follows:

2011	$ 215,000
2012	2,021,967
Total	2,236,967

Less current maturities	(215,000)
Long term debt	$ 2,021,967

During 2009, we issued 2,045,455 shares of our common stock upon conversion of notes payable with an aggregate principal amount of $45,000.

During 2010, we issued 43,641,549 shares of our common stock upon conversion of notes payable with an aggregate principal amount of $2,449,065.

On December 31, 2009 and 2010, the outstanding principal balance on the two-year promissory notes was $2,067,850 and $2,236,967, respectively.

At December 31, 2010, an aggregate of 31,036,265 shares of Class A Common Stock were issuable upon conversion of the notes.

NOTE 9 - INCOME TAXES

The effective tax rate varies from the maximum federal statutory rate as a result of the following items for the twelve months ended December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009

Tax benefit computed at the maximum federal statutory rate	(35.0)%	(35.0)%

State tax rate, net of federal tax benefit	(3.9)	(3.9)

Increase in valuation allowance	38.9	38.9

Effective income tax rate	0.0%	0.0%

Deferred income tax assets and the related valuation allowances result principally from the potential tax benefits of net operating loss carryforwards.

We have recorded a valuation allowance to reflect the uncertainty of the ultimate utilization of the deferred tax assets as follows:

	December 31, 2010	December 31, 2009

Deferred tax assets	$6,827,214	$3,102,922

Less valuation allowance	(6,827,214)	(3,102,922)

Net deferred tax assets	$—	$—

For financial statement purposes, no tax benefit has been reported as we have had significant losses in recent years and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established in the full amount of the deferred tax asset.

At December 31, 2010, we had net operating loss carryforwards of approximately $16,357,693 which will be available to offset future taxable income. These net operating loss carryforwards expire at various times through 2030. The utilization of the net operating loss carryforwards is dependent upon our ability to generate sufficient taxable income during the carryforward period.

NOTE 10 - RELATED PARTY TRANSACTIONS

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties. We agreed with GoldLand to extend the date lease payments must commence to July 1, 2010, and extended the lease term by an equal amount of time.

On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.  All of the officers and directors of GoldLand are also officers and directors of us.

As of December 31, 2009, GoldLand owed us $69,499 and as of December 31, 2010, we owed GoldLand $6,000.  The amounts are non-interest bearing, unsecured demand loans.

Pierre Quilliam, Denise Quilliam, Christian Quilliam and Allan Breitkreuz are all officers and directors of GoldLand and us. Thomas C. Ridenour, who is an officer of us, is also an officer of GoldLand.

Pierre Quilliam has made loans to us from time to time.  The loans are non-interest bearing, unsecured demand loans.  The amount outstanding to Mr. Quilliam at December 31, 2009 and December 31, 2010 was $102,660 and $323, respectively.  The loans represent amounts paid by Mr. Quilliam on our behalf for expenses relating to our reorganization in 2007 and our entry into the mining business in Idaho.

During 2010 we issued 698,073 of Class A Common Stock to Q-Prompt, Inc. for computer services valued at $71,770 in various transactions.  During 2009 we issued 773,448 of Class A Common Stock to Q-Prompt, Inc. for computer services valued at $25,232.  Q-Prompt, Inc. is owned by Christian Quilliam, who is the son of Mr. and Ms. Quilliam. In 2010, we issued 1,746,875 shares of Class B Common Stock to Christian Quilliam as a signing bonus when he was hired as our chief operating officer.   At the time of the issuances to Q-Prompt, Inc., Christian Quilliam’s parents were directors.

During 2010 we issued 301,174 of Class A Common Stock to Pascale Tutt for Shareholder relations and property due diligence valued at $34,862.  Ms. Tutt is the daughter of Mr. and Ms. Quilliam.

In 2009, we had paid $17,500 in taxes owed by Mr. Quilliam, which were incurred in connection with his role as officer of Dicut, our former corporate parent.

From 2007 to 2010, we have issued various notes to investors to raise capital.  The notes have a term of two years, bear interest at 3% per annum payable monthly, and are convertible into Class A Common Stock at the market price on the date of issuance of the note.  Erna Breitkreuz, the mother of Allan Breitkreuz, has purchased $154,000 of convertible notes in the offering.  Sherrie Breitkreuz, the sister of Allan Breitkreuz, has purchased $13,000 of convertible notes in the offering.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

We are obligated under employment agreements with our officers to make total salary payments of $772,000 per year.

On October 11, 2007, we entered into a lease agreement with GoldLand, under which we leased its mineral rights on War Eagle Mountain.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease provides that lease payments must commence April 1, 2008.  By agreement with GoldLand, we extended the commencement date to July 1, 2010, in which event the lease term was extended by an equal amount of time. On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.

NOTE 12 - CAPITAL STOCK

We are authorized to issue 500,000,000 shares of Class A Common Stock with a par value of $0.0001 per share, and 12,500,000 shares of Class B Common Stock with a par value of $0.0001 per share.  Class A Common Stock and Class B Common Stock have equal rights to dividends and distributions.  However, each outstanding share of Class A Common Stock is entitled to one vote on all matters that may be voted upon by the owners thereof at meetings of the stockholders, while each outstanding share of Class B Common Stock is entitled to forty votes on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  As of December 31, 2010, there were 286,587,004 and 3,884,321 shares of Class A Common Stock and Class B Common Stock issued and outstanding, respectively.  As of December 31, 2009, there were 169,830,575 and 2,137,446 shares of Class A Common Stock and Class B Common Stock issued and outstanding, respectively.

2009 Transactions:  During the year ended December 31, 2009, we issued shares of Common Stock in the following transactions:

•

7,719,235 shares of Class A Common Stock were issued to purchase Deep Rock, Inc. valued at $355,085.

•

2,045,455 shares of Class A Common Stock were issued upon conversion of notes payable with an aggregate principal amount of $45,000.

•

56,486,923 shares of Class A Common Stock to various vendors for consulting services valued at $1,959,095, of which $90,875 was classified as a prepaid expense as of December 31, 2009.

•

435,000 shares of Class A Common Stock valued at $13,050 were issued to a neighboring landowner relating to the use of an easement across his property.

•

5,000,000 shares of Class A Common Stock valued at $282,750 were issued in payment of general and administrative expenses.

2010 Transactions:  During the year ended December 31, 2008, we issued shares of Common Stock in the following transactions:

•

61,898,727 shares of Class A Common Stock were issued to various vendors for consulting services valued at $6,957,093.

•

1,250,000 shares of Class A Common Stock were issued for interest valued at $50,000.

•

43,641,549 shares of Class A Common Stock were issued upon conversion of notes payable with an aggregate principal amount of $2,346,593.

•

3,580,000 shares of Class A Common Stock were issued for rent valued at $469,220.

•

3,687,469 shares of Class A Common Stock were issued to purchase and make improvements to properties valued at $205,723.

•

3,000,000 shares of Class A Common Stock were issued for cash totaling $75,000.

•

301,316 shares of Class A Common Stock was purchased for $63,000.

NOTE 13 - STOCK OPTIONS AND WARRANTS

Transactions involving stock options or warrants issued to employees, consultants, officers and directors of the Company in 2010 are summarized as follows:

	Number of Shares	Weighted Average Price Per Share

Outstanding at December 31, 2009	-	-
Granted	20,000,000	$0.20
Exercised	-	-
Cancelled or expired	-	-
Outstanding as of December 31, 2010	20,000,000	$0.20

All warrants were issued on October 20, 2010, expire on October 20, 2020, have an exercise price of $0.20, and vest one year after the date of issuance.  The weighted-average fair value of stock options or warrants granted to employees and consultants during the year ended December 31, 2010, and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):	$0.20
Risk-free interest rate at grant date	1.25%
Expected stock price volatility	64%
Expected dividend payout	0%
Expected option life (in years)	2 years

Total stock-based compensation expense recognized by us for the year ended December 31, 2010 was $1,163,542.

NOTE 14 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  However, we have incurred net losses of ($3,294,256) and ($9,574,016) for the years ended December 31, 2009 and 2010, respectively.  We have remained in business primarily through the deferral of salaries by management, loans from our chief executive officer, and loans from a significant shareholder.  We intend on financing our future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

NOTE 15 – SUBSEQUENT EVENTS (UNAUDITED)

Since January 1, 2011, we issued two-year promissory notes with an aggregate principal amount of $646,000 to various investors.  Interest accrues on the notes at the rate of 3% per year, and is payable monthly, except for notes issued to New Vision Financial, Ltd., which provide that interest is payable annually.  Principal and interest due on the notes is convertible into shares of Class A Common Stock at the election of the holder at conversion prices ranging from $0.149 to $0.19 per share.  The conversion price of the notes is set at the market price of the Class A Common Stock on the date of issuance.  The notes mature at various dates ranging from January 4, 2013 to March 14, 2013.

Since January 1, 2011, we have issued 17,878,311 shares of common stock valued at $2,798,600.  4,818,750 of the shares were issued to Pierre Quilliam, Denise Quilliam and Christian Quilliam in satsisfaction of accrued wages due to them in the amount of $771,000.  The balance of the shares were were issued for various services.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

MARCH 31, 2011 AND DECEMBER 31, 2010

	MARCH 31, 2011	DECEMBER 31, 2010
	(UNAUDITED)	(AUDITED)
ASSETS
Cash	$ 81,567	$ 61,530
Inventories	352,911	352,911
Total current assets	434,478	414,441

Mill equipment, net of accumulated depreciation of 474,397 and 392,299, respectively (see Note 4)	1,273,322	1,245,384
Mining property	1,848,042	1,772,390
Prepaid expenses (see Notes 5 and 8)	67,491	715,025
Other assets	6,000	6,000
Total Assets	$ 3,629,333	$ 4,153,240

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$ 115,350	$ 310,297
Payroll liabilities	24,289	30,177
Accrued interest	31,269	19,221
Due to related party	6,000	6,000
Notes payable - current portion (see Note 3)	279,500	237,500
Director's Loan	-	323
Accrued compensation	285,847	727,633
Total current liabilities	742,255	1,331,151

Notes payable (see Note 3)	2,847,881	2,179,481
Total liabilities	3,590,136	3,510,632

STOCKHOLDERS' DEFICIT
Common stock, class A, par value $0.0001, 500,000,000 shares authorized, 304,465,315 and 286,587,004, issued and outstanding, respectively	30,446	28,658
Common stock, class B, par value $0.0001, 12,500,000 shares authorized, 3,884,321 and 3,884,321 issued and outstanding, respectively	389	389
Additional paid in capital	20,914,052	18,164,240
Accumulated deficit	(20,905,690)	(17,550,679)
	39,197	642,608
Total liabilities and stockholders' deficit	$ 3,629,333	$ 4,153,240

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010,

AND THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO MARCH 31, 2011

(UNAUDITED)

	2011	2010	Cumulative from Inception

Revenue	$ -	$ -	$ 8,234
Cost of sales	-	-	5,274
Gross profit	-	-	2,960

Expenses
Consulting fees	$ 1,915,533	$ 1,220,121	$ 11,186,036
Exploration and development	296,244	-	1,393,716
Mill operating expenses	383,913	-	1,220,422
Property lease fees	-	-	250,000
Compensation expense	315,452	96,330	3,112,883
Depreciation expense	82,097	50,506	474,397
General and administrative	316,042	183,833	2,823,213
	3,309,281	1,550,790	20,460,667

Loss from operations	(3,309,281)	(1,550,790)	(20,457,707)

Interest expense	(45,730)	(40,723)	(447,983)

Net Loss	$ (3,355,011)	$ (1,591,513)	$ (20,905,690)

Net loss per common share - basic and diluted	$ (0.01)	$ (0.01)	(0.14)

Weighted average number of common shares outstanding – basic and diluted	300,517,648	186,478,019	149,508,330

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010,

AND THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO MARCH 31, 2011

(UNAUDITED)

	2011	2010	Cumulative from Inception
Cash flows from operating activities
Net Loss	$ (3,355,011)	$ (1,591,513)	$ (20,905,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services	1,903,000	1,249,882	14,018,828
Issuance of common stock for road access	-	-	13,050
Issuance of common stock for interest	-	-	50,000
Issuance of common stock for rent	-	110,720	862,130
Options granted	-	-	1,163,542
Increase (decrease) in operating assets and liabilities:
Depreciation	82,098	50,506	474,397
Inventories	-	-	(352,911)
Prepaid expenses	647,537	143,312	(67,491)
Due from related party	-	(7,000)	6,000
Other assets	-	-	(1,000)
Accounts payable and accrued expenses	(194,950)	(80,186)	425,654
Accrued interest	12,048	16,203	44,279
Accrued payroll and payroll liabilities	323,326	52,250	1,081,136
Net cash used in operating activities	(581,952)	(55,826)	(3,188,076)

Cash flows from investing activities
Purchase of equipment	(110,036)	(178,077)	(1,747,719)
Purchase of mill and mining properties	(75,652)	(47,259)	(1,093,953)
Cash acquired in acquisition	-	-	39,780
Net cash used in investing activities	(185,688)	(225,336)	(2,801,892)

Cash flows from financing activities
Proceeds from notes payable	788,000	272,500	6,109,035
Proceeds from sale of common stock	-	75,000	75,000
Purchase of common stock	-	-	(63,000)
Repayments of notes payable	-	(42,500)	(49,500)
Proceeds from Directors loans	(323)	-	337,790
Repayments of Directors loans	-	(24,440)	(337,790)
Net cash provided by financing activities	787,677	280,560	6,071,535

Net increase in cash	20,037	(602)	81,567

Cash - beginning of year	61,530	602	-
Cash - end of year	$ 81,567	$ -	$ 81,567

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010,

AND THE PERIOD FROM OCTOBER 15, 2007 (INCEPTION) TO MARCH 31, 2011

(UNAUDITED)

(continued)

SUPPLEMENTARY DISCLOSURE OF NONCASH TRANSACTIONS

Shares issued for notes payable conversion	77,600	30,000	2,945,165
Shares issued for accrued compensation	771,000	-	771,000
Shares issued for acquisition	-	355,085	355,085
Shares issued for purchase mining properties	-	-	754,089
Shares issued for additions to mining properties	-	205,723	205,723

See accompanying notes to financial statements

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

	COMMON STOCK		COMMON STOCK		ADDITIONAL
	SERIES A		SERIES B		PAID IN	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance as of December 31, 2010	286,587,004	$ 28,658	3,884,321	$ 389	$ 18,164,240	$ (17,550,679)	$ 642,608

Issuance of class A common stock for services	11,209,561	1,121	-	-	1,901,879	-	1,903,000
Issuance of common stock for note payable conversion	1,850,000	185	-	-	77,415	-	77,600
Issuance of common for accrued compensation	4,818,750	482	-	-	770,518	-	771,000
Net loss	-	-	-	-	-	(3,355,011)	(3,355,011)

Balance as of March 31, 2011	304,465,315	$ 30,446	3,884,321	$ 389	$ 20,914,052	$ (20,905,690)	$ 39,197

See accompanying notes to financial statements.

SILVER FALCON MINING, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(UNAUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Silver Falcon Mining, Inc. (the “Company,” “we” or “us”) was formed in the State of Delaware on October 11th, 2007.  On October 15, 2007, we completed a holding company reorganization with Dicut, Inc. (“Dicut”) pursuant to Section 251(g) of the Delaware General Corporation Law.  Dicut previously operated in the information technology business, but ceased operations in 2005.

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease provides that lease payments must commence April 1, 2008, but by agreement with GoldLand we extended the commencement date to July 1, 2010.  On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.

Basis of Presentation

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Regulation S-X as promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included on Form 10-K for the year ended December 31, 2010. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumption are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Operating results for the three months period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Sales of all metals products sold directly to smelters, including by-product metals, are recorded as revenues when title and risk of loss transfer to the smelter (generally at the time of shipment) at estimated forward prices for the estimated month of settlement.  Due to the time elapsed from shipment to the smelter and the final settlement with the smelter, we must estimate the prices at which sales of our metals will be settled. Previously recorded sales are adjusted to estimated settlement metals prices until final settlement by the smelter.  Revenue is recognized, net of treatment and refining charges, from a sale when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is reasonably assured. Concentrate sales are initially recorded based on 100% of the provisional sales prices. Until final settlement occurs, adjustments to the provisional sales prices are made to take into account the mark-to-market changes based on the forward prices for the estimated month of settlement. For changes in metal quantities upon receipt of new information and assay, the provisional sales quantities are adjusted as well. The principal risks associated with recognition of sales on a provisional basis include metal price fluctuations between the date initially recorded and the date of final settlement. If a significant decline in metal prices occurs between the provisional pricing date and the final settlement-date, it is reasonably possible that we could be required to return a portion of the sales proceeds received based on the provisional invoice.

Our sales based on a provisional sales price contain an embedded derivative that is required to be separated from the host contract for accounting purposes. The host contract is the receivable from the sale of the concentrates at the forward London Metal Exchange price at the time of sale. The embedded derivative, which does not qualify for hedge accounting, is marked to market through earnings each period prior to final settlement.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.

Investments

Management determines the appropriate classification of our investments in equity securities at the time of purchase and reevaluates such determinations at each reporting date. Investments in incorporated entities in which our ownership is greater than 20% and less than 50%, or which we do not control through majority ownership or means other than voting rights, are accounted for by the equity method and are included in long-term assets.  We account for our equity security investments as available for sale securities in accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“FAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” We periodically evaluate whether declines in fair values of our investments below our carrying value are other-than-temporary in accordance with FSP FAS 115 No. 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” Our policy is to generally treat a decline in the investment’s quoted market value that has lasted continuously for more than six months as an other-than-temporary decline in value.  We also monitor our investments for events or changes in circumstances that have occurred that may have a significant adverse effect on the fair value of the investment and evaluates qualitative and quantitative factors regarding the severity and duration of the unrealized loss and our ability to hold the investment until a forecasted recovery occurs to determine if the decline in value of an investment is other-than-temporary. Declines in fair value below our carrying value deemed to be other-than-temporary are charged to earnings.

We account for our investments in auction rate securities in accordance with FAS No. 115. Specifically, when the underlying security of an auction rate security has a stated or contractual maturity date in excess of 90 days, regardless of the frequency of the interest rate reset date, the security is classified as an available-for-sale marketable debt security.

Inventories

Inventories are stated at the lower of average costs incurred or estimated net realizable value. Major types of inventories include materials and supplies and metals product inventory, which is determined by the stage at which the ore is in the production process (stockpiled ore, work in process and finished goods).

Materials and supplies inventory are valued at the lower of average cost or net realizable value.

Stockpiled ore inventory represents ore that has been mined, hauled to the surface, and is available for further processing. Stockpiles are measured by estimating the number of tons added and removed from the stockpile, the number of contained metal ounces or pounds (based on assay data) and the estimated metallurgical recovery rates (based on the expected processing method). Stockpile ore tonnages are verified by periodic surveys. Costs are allocated to a stockpile based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the ore, including applicable overhead, depreciation, depletion and amortization relating to mining operations, and removed at each stockpile’s average cost per recoverable unit.

Work in process inventory represents materials that are currently in the process of being converted to a saleable product and includes inventories in our milling process. In-process material is measured based on assays of the material fed into the process and the projected recoveries of the respective plants. In-process inventories are valued at the average cost of the material fed into the process attributable to the source material coming from the mines and stockpiles, plus the in-process conversion costs, including applicable depreciation relating to the process facilities incurred to that point in the process.

Finished goods inventory includes bullion doré and concentrates at our operations, bullion doré in transit to refiners and bullion dore in our accounts at refineries. Inventories are valued at the lower of full cost of production or net realizable value based on current metals prices.

Property, Plant and Equipment

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and recorded at cost. The facilities and equipment are depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives.

Costs are capitalized when it has been determined an ore body can be economically developed as a result of establishing proven and probable reserves. The development stage begins at new projects when our management and/or Board of Directors makes the decision to bring a mine into commercial production, and ends when the production stage, or exploitation of reserves, begins.  Expenditures incurred during the development and production stages for new facilities, new assets or expenditures that extend the useful lives of existing facilities and major mine development expenditures are capitalized, including primary development costs such as costs of building access ways, shaft sinking, lateral development, drift development, ramps and infrastructure developments.

Costs for exploration, secondary development at operating mines, and maintenance and repairs on capitalized property, plant and equipment are charged to operations as incurred. Exploration costs include those relating to activities carried out (a) in search of previously unidentified mineral deposits, (b) at undeveloped concessions, or (c) at operating mines already containing proven and probable reserves, where a determination remains pending as to whether new target deposits outside of the existing reserve areas can be economically developed. Secondary development costs are incurred for preparation of an ore body for production in a specific ore block, stope or work area, providing a relatively short-lived benefit only to the mine area they relate to, and not to the ore body as a whole.

When assets are retired or sold, the costs and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in current period net income (loss). Idle facilities placed on standby basis are carried at the lower of net carrying value or estimated net realizable value.

Proven and Probable Ore Reserves

At least annually, management reviews the reserves used to estimate the quantities and grades of ore at our mines which we believe can be recovered and sold economically.  Management’s calculations of proven and probable ore reserves are based on engineering and geological estimates, including future metals prices and operating costs. From time to time, management obtains external audits of reserves.  To date, we have not obtained any third party report regarding potential reserves on our owned and leased property at War Eagle Mountain, and accordingly we have not estimated that there are any proven or probable reserves on our property.

Reserve estimates will change as existing reserves are depleted through production and as production costs and/or metals prices change. A significant drop in metals prices may reduce reserves by making some portion of such ore uneconomic to develop and produce. Changes in reserves may also reflect that actual grades of ore processed may be different from stated reserve grades because of variation in grades in areas mined, mining dilution and other factors. Estimated reserves, particularly for properties that have not yet commenced production, may require revision based on actual production experience. It is reasonably possible that certain of our estimates of proven and probable ore reserves will change in the near term, which could result in a change to estimated future cash flows, associated carrying values of the asset and amortization rates in future reporting periods, among other things.

Declines in the market prices of metals, increased production or capital costs, reduction in the grade or tonnage of the deposit or an increase in the dilution of the ore or reduced recovery rates may render ore reserves uneconomic to exploit unless the utilization of forward sales contracts or other hedging techniques are sufficient to offset such effects. If our realized price for the metals we produce were to decline substantially below the levels set for calculation of reserves for an extended period, there could be material delays in the development of new projects, net losses, reduced cash flow, restatements or reductions in reserves and asset write-downs in the applicable accounting periods. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized.

To date, we have not obtained any third party report regarding potential reserves on our owned and leased property at War Eagle Mountain, and accordingly we have not estimated that there are any proven or probable reserves on our property.

Depreciation, Depletion and Amortization

Capitalized costs are depreciated or depleted using the straight-line method or unit-of-production method at rates sufficient to depreciate such costs over the shorter of estimated productive lives of such facilities or the useful life of the individual assets. Productive lives do not exceed the useful life of the individual asset. Determination of expected useful lives for amortization calculations are made on a property-by-property or asset-by-asset basis at least annually. Our estimates for mineral reserves are a key component in determining our units of production depreciation rates. Our estimates of proven and probable ore reserves may change, possibly in the near term, resulting in changes to depreciation, depletion and amortization rates in future reporting periods.

Undeveloped mineral interests are amortized on a straight-line basis over their estimated useful lives taking into account residual values. At such time as an undeveloped mineral interest is converted to proven and probable reserves, the remaining unamortized basis is amortized on a unit-of-production basis as described above.

Impairment of Long-Lived Assets

We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any.  An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization other than proven and probable reserves and other material that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable minerals from such exploration stage mineral interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.  Our estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Reclamation and Remediation Costs (Asset Retirement Obligations)

At our operating properties, we accrue costs associated with environmental remediation obligations in accordance with Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires us to record a liability for the present value of our estimated environmental remediation costs, and the related asset created with it, in the period in which the liability is incurred. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made.

At our non-operating properties, we accrue costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Estimates for reclamation and other closure costs are prepared in accordance with SFAS No. 5 “Accounting for Contingencies,” or Statement of Position 96-1 “Environmental Remediation Liabilities.” Costs of future expenditures for environmental remediation are not discounted to their present value unless subject to a contractually obligated fixed payment schedule. Such costs are based on management’s current estimate of amounts to be incurred when the remediation work is performed, within current laws and regulations.

Future closure, reclamation and environmental-related expenditures are difficult to estimate, in many circumstances, due to the early stage nature of investigations, and uncertainties associated with defining the nature and extent of environmental contamination and the application of laws and regulations by regulatory authorities and changes in reclamation or remediation technology. We periodically review accrued liabilities for such reclamation and remediation costs as evidence becomes available indicating that our liabilities have potentially changed. Changes in estimates at our non-operating properties are reflected in current period net income (loss).  Accruals for closure costs, reclamation and environmental matters for operating and nonoperating properties totaled $0 million at December 31, 2008.

Goodwill

We evaluate, on at least an annual basis during the fourth quarter, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, we compare the estimated fair value of our reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, we compare the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. Our fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

We have issued and may issue stock in lieu of cash for certain transactions. The fair value of the stock, which is based on comparable cash purchases, third party quotations, or the value of services, whichever is more readily determinable, is used to value the transaction

Use of Estimates

Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our Consolidated Financial Statements requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Basic and Diluted Per Common Share

Under Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share,” basic  earnings  per common  share is computed by dividing income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because we have incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive.

Significant Recent Accounting Pronouncements

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-18 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-09, which, among other things, amends Subtopic 855-10 with respect to the date through which evaluation of subsequent events must occur and under which circumstances such date must be disclosed.  The update amends subtopic 855-10 so that an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. All of the amendments in this update are effective upon issuance, with limited exceptions.  Adoption of this guidance did not have a material impact on our financial statements.

During February 2010, the FASB also issued ASU 2010-08, which corrects existing guidance for various topics. The update is generally effective for the first reporting period (including interim periods) beginning after issuance.  We believe these corrections will have minimal, if any, impact on our financial statements.

In January 2010, the FASB issued ASU 2010-06, which amends Subtopic 820-10 to require new disclosures regarding the amounts of and reasons for significant transfers in and out of Levels 1 and 2 fair value measurement categories, and separate information about purchases, sales, issuances, and settlements in Level 3 fair value measurements.  ASU 2010-06 also clarifies existing fair value measurement disclosures to provide for fair value measurement disclosures for each class of assets and liabilities, even within a line item in the statement of financial position, and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either the Level 2 or Level 3 categories.

ASU 2010-06 also includes conforming amendments to the guidance on employers’ disclosures about post-retirement benefit plan assets (Subtopic 715-20), changes the terminology in Subtopic 715-20 from major categories of assets to classes of assets, and provides a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures.

The new disclosures and clarifications of existing disclosures in ASU 2010-06 are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Adoption of this guidance has not had a material impact on our financial statements and is not expected to have a material impact on our financial statements in the future.

NOTE 3 – NOTES PAYABLE

As of March 31, 2011, we had outstanding $2,947,367 of two-year promissory notes that we have issued to various investors starting in 2009.  Interest accrues on the notes at the rate of 7% per year, and is payable monthly, except for notes issued to New Vision Financial, Ltd., which provide that interest is payable annually.  Principal and interest due on the notes is convertible into shares of Class A Common Stock at the election of the holder at conversion prices ranging from $0.015 to $0.276 per share.  The conversion price of the notes is set at the market price of the Class A Common Stock on the date of issuance.  The notes mature at various dates ranging from July 23, 2011 to March 31, 2013.  During the quarter ended March 31, 2011, we issued $788,000 of new notes.

During the three months ended March 31, 2011, we issued 1,850,000 shares of our common stock upon conversion of notes payable with an aggregate principal amount of $77,600.

The maturities of two-year notes payable are as follows:

2011	$ 257,000
2012	1,902,367
2013	788,000
Total	2,947,367

Less current maturities	(257,000)
Long term debt	$ 2,690,367

On December 3, 2009, we executed a promissory note for $225,000 as partial consideration for the purchase of land in Idaho.  The promissory note is payable without interest in ten annual installments of $22,500 each, with the first installment being due on January 1, 2010.  The balance due on the note at March 31, 2011 was $180,000.

NOTE 4 – MILL EQUIPMENT

The following table summarizes the Company’s equipment as of March 31, 2011.

Mill equipment	$ 1,710,274
Vehicles	37,445
Accumulated depreciation	(474,397)
Net	$ 1,273,322

NOTE 5 – PREPAID EXPENSES

On October 1, 2008, we entered into a Commercial Lease Agreement, under which we leased office space in New York, New York.  Under the Commercial Lease Agreement, we issued the lessor 1,250,000 shares of our Class A Common Stock at the inception of the lease in full payment of lease payments under the lease totaling $110,160.  We capitalized the lease payment as a prepaid expense, and are amortizing the amount on a monthly basis over the life of the lease.

We also lease office space at 641-2 Chrislea Road, Woodbridge, Ontario Canada, under a lease that runs from January 1, 2009 to December 31, 2011 at a rate of $400 per month.  We assumed the lease in March 2010.  Under the lease, we issued the lessor 480,000 shares of our common stock valued at $9,600 at the time we assumed the lease as payment of rent for the entire lease term.

In 2008, we issued 5,750,000 shares of Class A Common Stock for consulting contracts with terms of 24 to 36 months.  The shares were valued at $404,840.  In 2009, we issued 10,000,000 shares of Class A Common Stock for consulting contracts with terms of 12 to 48 months totaling $454,500.  We capitalized these consulting fee payments as a prepaid expense, and amortize the amounts over the lives the consulting agreements.

NOTE 6 - RELATED PARTY TRANSACTIONS

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties. We agreed with GoldLand to extend the date lease payments must commence to July 1, 2010, and extended the lease term by an equal amount of time.

On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.  All of the officers and directors of GoldLand are also officers and directors of us.

As of December 31, 2010 and March 31, 2011, we owed Goldland $6,000 and $6,000 respectively.  The amounts are non-interest bearing, unsecured demand loans.

Pierre Quilliam, Denise Quilliam, Christian Quilliam and Allan Breitkreuz are all officers and directors of GoldLand and us. Thomas C. Ridenour, who is an officer of us, is also an officer of GoldLand.

During the quarter ended March 31, 2011 we issued 22,264 of Class A Common Stock to Pascale Tutt for mineral claims administration valued at $4,000.  Ms. Tutt is the daughter of Mr. and Ms. Quilliam.

During the quarter ended March 31, 2011, we issued Pierre Quilliam, Denise Quilliam and Christian Quilliam 3,125,000, 787,500 and 906,250 shares of Class A Common Stock in satisfaction of accrued payroll.  The shares were valued at the market price on the date of issuance.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

We are obligated under employment agreements with our officers to make total salary payments of $772,000 per year.

On October 11, 2007, we entered into a lease agreement with GoldLand, under which we leased its mineral rights on War Eagle Mountain.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease provides that lease payments must commence April 1, 2008.  By agreement with GoldLand, we extended the commencement date to July 1, 2010, in which event the lease term was extended by an equal amount of time. On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.

NOTE 8 - CAPITAL STOCK

At March 31, 2011, our authorized capital stock was 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 12,500,000 shares of Class B Common Stock, par value $0.0001 per share.  Class A Common Stock and Class B Common Stock have equal rights to dividends and distributions.  However, each outstanding share of Class A Common Stock is entitled to one vote on all matters that may be voted upon by the owners thereof at meetings of the stockholders, while each outstanding share of Class B Common Stock is entitled to forty votes on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  As of March 31, 2011, there were 304,465,315 and 3,884,321 shares of Class A Common Stock and Class B Common Stock issued and outstanding, respectively.

During the three months ended March 31, 2011, we issued shares of Class A Common Stock in the following transactions:

•

1,850,000 shares of Class A Common Stock upon conversion of promissory notes with a principal balance of $77,600.

•

11,209,561 shares of Class A Common Stock were issued to various vendors for consulting services valued at $1,903,000.

•

4,818,750 shares of Class A Common Stock valued at $771,000 were issued in payment of accrued compensation.

As of March 31, 2011, the Company had outstanding notes payable to various investors in the original principal amount of $2,947,367.  All of the notes are convertible into shares of Class A Common Stock at election of the holder at conversion prices ranging from $0.015 to $0.276 per share.  Maturity dates range from July 23, 2011 to March 31, 2013. At June 30, 2010, an aggregate of 36,013,828 shares of Class A Common Stock were issuable upon conversion of the notes.

Shares issued for services are valued at the market price on the date of the invoice for the services.  Shares issues for prepaid services are valued at the market price on the date of the contract for the services.  Shares issued for services which specify that a specific number of shares be issued are valued at the market price on the date of the contract.  The conversion prices on all convertible notes were set at the market price on the date on the issuance of the convertible note.

NOTE 9 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  However, we incurred a net loss of ($3,355,011) for the three months ended March 31, 2011.  We have remained in business primarily through the deferral of salaries by management, the issuance of stock to compensate employees and consultants, and raising funds from the sale of two year convertible notes. We intend on financing our future development activities from the same sources, until such time that funds provided by operations are sufficient to fund working capital requirements.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

NOTE 10 – SUBSEQUENT EVENTS

During April 2011, we issued shares of Class A Common Stock in the following transactions:

•

1,326,230 shares of Class A Common Stock valued at $164,000 for fees associated with our equity financing arrangement.

•

1,983,476 shares of Class A Common Stock to various vendors for consulting services valued at $270,801.

Since March 31, 2011, we borrowed $145,000 from various investors pursuant to promissory notes that accrue interest at a rate of 7% annually.  The notes provide that interest is payable monthly, and all principal and interest on the notes is due two years after issuance of the notes. Principal and interest due on the notes is convertible at the election of the holder into shares of our Class A Common Stock at the price of the shares on the date of issuance of the note.

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Business Development Plan

On September 14, 2007, GoldLand acquired an interest in 174.82 acres of land on War Eagle Mountain, consisting of a 100% interest in 103 acres, and a 29.166% interest in 71.82 acres.  GoldLand also has five placer claims on War Eagle Mountain from the U.S. Bureau of Land Management, each of which covers approximately 20 acres, or approximately 100 acres in total.

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease, as amended, provides that lease payments must commence July 1, 2010.  Effective November 1, 2010, GoldLand agreed to allow us to defer lease payments until December 31, 2011, and to extend the lease term by fourteen months.

We began actual operations in May 2010.  Initially, as described below, actual operations consists of processing dump material left on the mine site from prior mining operations.  Later, after we complete a confirmation program to prove up and locate reserves on our property, and make further capital improvements to the mine site, we plan to begin mining and processing raw ore.

On September 21, 2008, we acquired from Mineral Extraction, Inc. all mineral, mining and access rights to two mining claims on War Eagle Mountain, covering 18.877 total acres, as well as claims for four mill site locations and the Sinker Tunnel location.

Our plan to develop our mining properties into an active mine will take place in three phases.

Start-up Phase

Our initial phase involved completing construction of a mill, and using the mill to process tailings left over from prior mining operations.  We were successful in our negotiations to purchase a parcel of land about half way between Highway 78 and the Sinker Tunnel entrance where we have constructed our mill.  We closed on the purchase of this site in December 2009.  We have purchased all of the milling equipment we need, which is currently installed and operating in Murphy, Idaho.  As the mill is up and running, we plan to haul sufficient dump material, leftover from 6 prior mill sites on the mountain, during the summer months, to our mill site for processing during the summer and winter.  Our testing indicates that, as a result of milling techniques used in the 1800’s which failed to extract all of the gold and silver from the ore, there are sufficient quantities of gold and silver remaining in the dump material to justify further processing.  We elected to build the mill on private property that we own, rather than BLM property, because of lower reclamation costs, even though the offsite property will entail higher transportation costs.

We report that the installation and startup of the mill and the working capital to begin transport of ore to the mill for processing has necessitated an investment of approximately $3.46 million, as follows:

•

The purchase and the preparation of property for mill use cost about $549,375;

•

The installation and certification of the mill cost about $517,283;

•

Completing the purchase mill equipment cost about $1,617,368;

•

Moving ore to stockpile at the mill in 2010 cost about $352,911;

•

Start-up mill salaries to the end of 2010 cost $425,238, and are estimated to be an additional $300,000 until June 2011 when our smelter is due to be completed and we begin receiving revenues from our production.

We believe that we have sufficient capital to finance this phase of development.

We closed on the purchase of our mill site in early December 2009, and have begun processing tailings in May of 2010.  Since the closing, we have made improvements to the road to the mill site, located an office on the property, removed the topsoil from an area of the mill site where our tailings are stacked and drilled a water well, erected a mill building with ancillary structures and fenced off the area. We were able to move a sufficient amount of tailings, for the winter's production, to the mill site before the roads became impassable on the mountain.  We have sufficient tailings to process through the winter, and will be hauling from the mountain as soon as the spring thaw is over when the roads become passable again.

In 2010, the roads to the Sinker Tunnel Complex were upgraded to allow 25-ton trucks access to the site, and an area 300x400 feet was prepared to act as a staging area at the 5,200 foot level. The Sinker Tunnel was aerated in its entire length and the entrance to the Sinker Tunnel was permanently extended to avoid land or snow slides to block access to the Sinker Tunnel. Permanent drainage pipes are being laid in the tunnel as it was determined that the Sinker Tunnel is the main drain for the War Eagle complex. Mining and shoring or rock bolting of some weak points in the top wall is underway. Permitting for exploration of the Sinker Tunnel is underway with training for underground personnel and safety measures being installed as per the latest mining rules and regulations.

Confirmation Phase

During 2010, we substantially revised the scope and cost of our confirmation phase.  Our confirmation phrase refers to a program to prove up and locate reserves on our property. We need to obtain a satisfactory estimate of the remaining reserves on the property and their location in order to develop a comprehensive plan for the full development of the mine site.  The program will involve building a three dimensional map of War Eagle Mountain showing the precise location of veins, shafts and tunnels.  Through exploratory drilling and core sampling, we hope to obtain as much information as possible about the location, thickness and quality of the vein systems near the main shafts, and later throughout the entire mountain.  The map will be a valuable tool in analyzing the extent of the remaining reserves, mineralization trends, and other pertinent geological and mining information.  The most significant change to the confirmation phase contemplates a more comprehensive set of core samples, both from the surface of the mountain and from the inside of the mountain using the Sinker Tunnel, and associated costs, including locating drilling equipment at the site, and logistical costs for the crew, such as vehicles, meals, shelter on the mountain, and accommodations for a geologist, field technician and drill crew.  We decided to expand the scope of the confirmation phase in order to obtain a National Instrument 43-101, which is a report developed by the Canadian Securities Administrators for mining companies.  A National Instrument 43-101 is necessary for listing our common stock on any exchange overseen by the Canadian Securities Authority, including the Toronto Stock Exchange.

We have recently hired Mr. Roger Scammell, a geologist with many years of experience in the mining industry, as our President.  Mr. Scammell and Engineering Northwest, Inc., a surveying firm, will perform the confirmation phase.  Under the direction of our new president, the drillers and surveyors will perform their services with the help of Mr. William Earll, our general manager for our Idaho operations.

Another aspect of the confirmation phase will involve the development of a plan to use the Sinker Tunnel to mine the interior of the mountain on a year round basis.  The plan will involve accessing and draining the mine shafts on the top of the mountain from the Sinker Tunnel, as well as relocating and collaring old shafts on the mountain.  We estimate that the confirmation phase will take about 18 months, and will cost approximately $7,000,000.  We began preliminary work on the confirmation phase in mid-2010.

Development Phase

The development phase involves transitioning the mine from processing tailings leftover from prior mining activities to extracting and processing raw ore from the mountain.  We believe that full scale mining of raw ore will be profitable. In particular, historical records of mining on the site, and subsequent reports of the geology of the mountain, indicate that veins containing gold and silver extend much further vertically than could be mined when the site was last mined in the 1880’s.  In addition, historical records indicate that gold and silver exists in the veins in sufficient densities to warrant mining using modern extraction and milling techniques.  The scope of the development phase will depend on the outcome of the Confirmation Phase, which is designed to test the accuracy of our analysis.  Our goal is to develop a drilling program that reaches as many reserves as possible at the lowest cost.  Among the improvements to the mine site that we anticipate making in the development phase are:

•

We plan to connect the mine shafts on the top of the mountain to the Sinker Tunnel in order to provide drainage to those shafts;

•

We plan to install a transportation system in the Sinker Tunnel (either tire mounted trams, narrow gauge railway, or conveyor system) to move ore out of the Sinker Tunnel for transport to our mill site; and

•

Additional improvements include housing, storage, food preparation facilities, generators for power, etc.

During the year ended December 31, 2010, we started (and have since completed) some improvements to the mine site that were previously part of our development phase, including improving about four miles of the county road linking State Route 78 with Silver City, 1.8 miles of access road to the Sinker Tunnel Complex from the county road, and about 1.6 miles of access road to the Oro Fino vein outcrop area to permit heavier loads and year round access, as well improvements to the physical facilities at the milling location site and mine site to accommodate our workers.

We estimate that the improvements during the development phase will cost about $6 million, and will take 14 to 18 months to complete.

Our revenue, profitability, and future growth rate depend substantially on factors beyond our control, including our success in the commencement of mining operations, as well as economic, political, and regulatory developments and fluctuations in the market prices of minerals processed from ore derived from our mining operations.

Results of Operations

Fiscal Years ended December 31, 2010 and 2009

We are in the exploration stage and generated revenues of $8,234 in the year ended December 31, 2010 and no revenues in the year ended December 31, 2009.  Our revenues in the year ended December 31, 2010 are not representative of our revenues in the future.  In May 2010, we began processing tailings from our mine site at our mill.  We plan to process the tailings into concentrate, which would then be shipped for final processing to a smelter, which would either then either return the material to us in the form of dore bars or pay us a market price for the minerals ultimately extracted from the concentrate.  In October 2010, we shipped our first load of concentrate to a smelter.  We have held up on shipments of concentrate while we investigate the feasibility of constructing our own refining operations.

We reported losses from operations during the years ended December 31, 2010 and 2009 of ($9,330,619) and ($3,174,484), respectively.  The increase in loss in 2010 as compared to 2009 was largely attributable to the following factors:

•

Consulting fees increased $2,729,836 from $1,900,149 in 2009 to $4,629,985 in 2010 as a result of increased use of consultants in connection with our efforts to commence mining operations on War Eagle Mountain.  The material components of expenses charged to consulting services in both years were as follows:

Type of Services	2010	2009

Accounting services	$ 382,352	$ 67,713
Shareholder relations services	1,071,588	84,500
Computer and IT services	21,770	25,232
Locating and due diligence services on future acquisition opportunities	641,125	238,267
Administrative, office, clerical	401,640	446,390
Technical consulting	48,135	192,125
Legal services	10,422	22,100
Advice on debt and equity capital raising	1,907,233	924,284

•

Exploration and  development expenses were $327,058 in 2010 as compared to $215,383 in 2009;

•

Mill operating expenses were $836,509 in 2010 as compared to zero in 2009.  Mill operations began in May 2010.

•

Property lease fees were $250,000 in 2010 as compared to zero in 2009;

•

Compensation expense increased to $2,330,764 in 2010 as compared to $185,167 in 2009 as the result of the addition of two employees, year-end stock awards of $514,397 to employees and $1,163,542 expense recognized in our financial statements due to stock options granted.

•

General and administrative expenses decreased to $723,616 in 2010 as compared to $732,249 in 2009

We reported net losses during the years ended December 31, 2010 and 2009 of ($9,574,016) and ($3,294,256), respectively.  The increased loss in 2010 as compared to 2009 was largely attributable to increased loss from operations and increased interest expense resulting from higher interest-bearing debt in 2010 as compared to 2009.  In particular, interest expense increased from $119,772 in 2009 to $243,397 in 2010.

Three months ended March 31, 2011 and 2010

We are in the exploration stage and have generated no revenues in the three months ended March 31, 2011 and 2010.  Our revenues in the three months ended March 31, 2011 are not representative of our revenues in the future.  In May 2010, we began processing tailings from our mine site at our mill.  We plan to process the tailings into concentrate, which would then be shipped for final processing to a smelter, which would either then either return the material to us in the form of dore bars or pay us a market price for the minerals ultimately extracted from the concentrate.  In late 2010, we decided to construct our own smelter, and therefore began stockpiling concentrate instead of shipping it to a smelter.

We reported losses from operations during the three months ended March 31, 2011 and 2010 of ($3,309,281) and ($1,550,790), respectively.  The increased loss in 2011 as compared to 2010 was attributable to the following factors:

•

Consulting fees increased from $1,220,121 in 2010 to $1,915,533 as a result of increased use of consultants in 2011.   The material components of expenses charged to consulting services in both years were as follows:

Type of Services	2011	2010

Accounting services	-	66,866
Shareholder relations services	597,500	249,500
Computer and IT services	-	15,350
Mineral claims administration	6,500	-
Technical consulting	179,000	14,071

Locating and due diligence services on future acquisition opportunities	3,200	328,200
Administrative, office and clerical	11,667	19,153
Legal services	-	4,589
Advice on debt and equity capital raising	1,120,000	379,666

•

Compensation expense increased from $96,330 in 2010 to $315,452 in 2011 as a result of the addition of new employees, and the execution of employment agreements with officers at increased salary rates;

•

Depreciation expense increased from $50,506 in 2010 to $82,097 in 2011 as a result of the acquisition of substantial equipment to be used in our milling operations.

•

Exploration and development costs increased from $0 in 2010 to $296,244 in 2011 as a result of work on the sinker tunnel.

•

Mill operating expenses increased from $0 in 2010 to $383,913 in 2011.  The mill began operations in May 2010.

•

General and administrative expenses increased to $316,042 in 2011 as compared to $183,833 in 2010 as a result increased expenses related to the new mill operations.

We reported net losses during the three months ended March 31, 2011 and 2010 of ($3,355,011) and ($1,591,513), respectively.  The increased loss in 2011 as compared to 2010 was largely attributable to an increase in loss from operations and by an increase in interest expense resulting from higher levels of interest bearing debt in 2011.  In particular, interest expense increased from $40,723 in 2010 to $45,730 in 2011.

Liquidity and Sources of Capital

Fiscal Years ended December 31, 2010 and 2009

The following table sets forth the major sources and uses of cash for our years ended December 31, 2010 and 2009:

	Fiscal Year ended December 31,
	2010	2009
Net cash provided by (used) in operating activities	$ (1,028,237)	$ (380,895)
Net cash provided by (used) in investing activities	(1,380,684)	(603,526)
Net cash provided by (used) in financing activities	2,469,849	985,023
Net (decrease) increase in unrestricted cash and cash equivalents	$ 60,928	$ 602

Comparison of 2010 and 2009

In the year ended December 31, 2010 and 2009, we financed our operations primarily through the issuance of convertible notes and the issuance of common stock for services.

Operating activities used ($1,028,237) of cash in 2010, as compared to ($380,895) of cash in 2009.  Major non-cash items that affected our cash flow from operations in 2009 were non-cash charges of $141,536 for depreciation and amortization, $1,974,096 for the value of common stock issued for compensation, and $282,750 for the value of common stock issued for rent.  Our operating assets and liabilities supplied $501,929 of cash, most of which resulted from an increase in accounts payable and accrued liabilities of $115,872, an increase in accrued payroll of $167,000, and an increase in prepaid expenses of $109,959.

Major non-cash items that affected our cash flow from operations in 2010 were non-cash charges of $235,646 for depreciation and amortization, $7,026,968 for the value of common stock issued for compensation, $469,220 for the value of common stock issued for rent, and $1,163,542 for the value of stock options and warrants issued for compensatory purposes.  Our operating assets and liabilities used ($399,598) of cash, most of which resulted from an increase in inventories of ($352,911), a reduction of prepaid expenses of ($383,942), and a reduction of accounts payable and accrued expenses of ($56,012), offset by an increase in accrued payroll of $340,810.

Investing activities used ($1,380,684) of cash in 2010, as compared to ($603,526) of cash in 2009.  The significant increase in cash used in investing activities was attributable to materially greater expenditures for equipment used to construct our mill, as well as improvements to our mining property.

Financing activities supplied $2,469,849 of cash in 2010 as compared to $985,023 of cash in 2009.  Substantially all of the cash supplied in both years derived from the issuance of notes, net of sums spent to repay notes.  In 2010, we issued $2,602,686 in notes, as compared to 2009 when we issued $1,060,400 of notes.

Three months ended March 31, 2011 and 2010

The following table sets forth the major sources and uses of cash for our last three months ended March 31, 2011 and 2010:

	Three months ended March 31,
	2011	2010
Net cash provided by (used) in operating activities	$ (581,952)	$ (55,826)
Net cash provided by (used) in investing activities	(185,688)	(225,336)
Net cash provided by (used) in financing activities	787,677	280,560
Net (decrease) increase in unrestricted cash and cash equivalents	$ 20,037	$ (602)

Comparison of 2011 and 2010

In the three months ended March 31, 2011 and 2010, we financed our operations primarily through the issuance of convertible notes and the issuance of common stock for services.

Operating activities used ($581,952) of cash in 2011, as compared to ($55,826) of cash in 2010.  Major non-cash items that affected our cash flow from operations in 2010 were non-cash charges of $50,506 for depreciation and amortization, and $1,249,882 for the value of common stock issued for services.  Other non-cash items include changes in operating assets and liabilities of $124,579, most of which resulted from an increase in prepaid expenses of $143,312, offset by a decrease in accounts payable of ($80,186) and an increase in accrued payroll of $52,250.

Major non-cash items that affected our cash flow from operations in 2010 were non-cash charges of $82,098 for depreciation and amortization, and $1,903,000 for the value of common stock issued for services.  Other non-cash items include changes in operating assets and liabilities of $963,461, most of which resulted from a decreases in prepaid expenses of $647,534 and an increase in accrued payroll of $323,236, offset by a reduction of ($194,947) of accounts payable and accrued expenses.

Investing activities used ($185,688) of cash in 2011, as compared to ($225,336) of cash in 2010.  The decrease in cash used in investing activities was attributable to lower expenditures for equipment used to construct our mill and smelter, offset by improvements to our mining property.

Financing activities supplied $787,677 of cash in 2011 as compared to $280,560 of cash in 2010.  Substantially all of the cash supplied in both years derived from the issuance of notes, net of sums spent to repay notes.  In 2011, we issued $788,000 in notes, as compared to 2010 when we issued $272,500 of notes.

Liquidity

Our balance sheet as of March 31, 2011 reflects current assets of $434,478, current liabilities of $742,255, and a working capital deficit of ($307,777).

We will need substantial capital over the next year.  We project that we will need about $300,000 of capital until we begin receiving steady revenues from the processing of tailings at our mine site, about $5,000,000 to complete a confirmation process, excluding the cost of drafting and completing a 43-101 report, and another $6,000,000 to commence processing raw ore.  In addition, we financed a lot of prior activities by the issuance of convertible notes that mature two years after their issuance.  In particular, as of March 31, 2011, we had outstanding $3,127,381 in notes payable, of which $279,500 is due within one year of that date.  Also, beginning January 1, 2012, we are obligated to make monthly payments of $83,333 to GoldLand under our lease of its mining interests on War Eagle Mountain.

We have recently entered into an equity line of credit with Centurion Private Equity, LLC, under which we are entitled to raise up to $7.2 million from the sale of our shares to Centurion over a 24 month period. Centurion is obligated to purchase our shares pursuant to put notices that we send from time to time at a purchase price equal to 97% of the market price of our common stock, as defined in the agreement.  In order to draw under the equity line of credit, we must first file and obtain approval of a registration statement covering all shares issuable under the equity line of credit.  The issuance of shares under the equity line of credit could result in substantial dilution to existing shareholders. This financing will enable us to commence the confirmation phase of our business plan, which is the prove up of reserves on our property

The amount of capital that we currently have the capacity to raise is not sufficient to pay all of the capital expenses that we need to pay to commence operations, and pay our other liabilities as they come due.  However, we have a number of options that we believe will enable us to continue with our business plan despite insufficient capital.  For example, we plan to continue deferring payment of salaries to our management, certain accounts payable, and monthly lease payments to GoldLand, because in each case we do not expect the creditor to take any legal action against us as a result of the deferral.  GoldLand, for example, is controlled by our officers, and therefore we do not expect GoldLand to take any legal action as a result of our deferral of lease payments to it.  We also plan to continue issuing shares to certain service providers that are willing to accept shares for payment.  In the event we are able to raise some, but not all, of the capital that we need, we plan to request that note holders extend the maturity of their notes or convert their notes into shares of common stock.

Going Concern

Our financial statements have been presented on the basis that we continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, we incurred a net operating loss in the years ended December 31, 2010 and 2009, and have minimal revenues for 2010 and no revenues for 2009.  These factors create an uncertainty about our ability to continue as a going concern.  We are currently trying to raise capital through a private offering of preferred stock.  Our ability to continue as a going concern is dependent on the success of this plan.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Changes In and Disagreements with Accountants

During the two fiscal years ended December 31, 2010, there has not been any change in accountants, or any disagreement on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure with our auditors.  In January 2009, we retained W.T. Uniack & Co. CPA's P.C. as our independent auditor.  Prior to the retention of W.T. Uniack & Co. CPA's P.C., we had not had an independent auditor since our formation on October 15, 2007.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Pierre Quilliam	72	Chairman and Chief Executive Officer
Roger Scammell	64	President and Director
Allan Breitkreuz	43	Vice President of Finance and Development, Director
Denise Quilliam	72	Secretary and Director
Christian Quilliam	47	Chief Operating Officer and Director
Thomas C. Ridenour	49	Chief Financial Officer
Lewis Georges	57	Director
David J. Bommarito	53	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Pierre Quilliam has served as our chief executive officer and a member of our board since our formation on October 15, 2007.  Prior to that, Mr. Quilliam was a board member and chief financial officer of Dicut, our former corporate parent from 2001 to January 2006, and chairman and chief executive officer of Dicut from January 2006 to October 2007.  In addition to his services as our office and director, Mr. Quilliam has been a director and officer of GoldLand since November 2003.  From 1975 to 1980, Mr. Quilliam established and operated Outico, Ltd., a reseller of industrial tools and equipment.  From 1980 to the present, Mr. Quilliam has established and managed numerous companies in various capacities, including finance, consulting, accounting and management.

Allan Breitkreuz has served as our vice president and a member of our board since November 1, 2008.  In addition to his services as our officer and director, Mr. Breitkreuz has been a director of GoldLand since 2005, and its Vice President of Finance and Development since September 9, 2006.  From 2002 to 2008, Mr. Breitkreuz was an officer and director of Warner International Networks and Extend a Pop, which provided dial up internet access. Mr. Breitkreuz majored in commercial and business financial administration at Brock University in Ontario, Canada, but did not receive a degree.

Denise Quilliam has served as a member of our board since October 30, 2007.  On July 1, 2009, Ms. Quilliam became our corporate secretary.  In addition to her services as an officer and director, Ms. Quilliam has been an office and director of GoldLand since October 30, 2007.  Other than her employment with us, Ms. Quilliam serves as a director of four private Canadian companies involved in real estate and finance, but has otherwise not been employed during the last five years. Ms. Quilliam received a B.S. degree in Teaching from the Ignace Bourget College in Quebec in 1957.

Christian Quilliam has served as a member of our board since August 24, 2009, and as our chief operating officer since April 2010. In addition to his services as an officer and director, Mr. Quilliam has been a director of GoldLand since September 2010, and its chief operating officer since April 2010. Mr. Quilliam holds a master’s degree in digital music from McGill University in Montreal and brings extensive experience into the management and development of small cap companies.  Mr. Quilliam presently owned Q-Prompt, Inc., a teleprompting company which serviced large corporations’ needs during presentations.

Lewis Georges has been a member of our board since July 2010.  Mr. Georges has over 31 years combined experience in both the investment and commercial real-estate industries. He is an Executive Vice-president of Investments for Davenport & Company, LLC, where he actively manages millions of dollars for individuals, corporations, non-profit organizations and 401(K) retirement plans. He is the main principal of a real estate development company where he owns and rents commercial real-estate space. He has strong business acumen and experiences and has been actively involved in numerous non-profit charities in the Norfolk, Virginia area.  Mr. Georges received a B.S. in Management from Virginia Commonwealth University and maintains a Series 7 Broker’s license with FINRA (Financial Industry Regulatory Authority).

David J. Bommarito has been a member of our board since July 2010.  Mr. Bommarito is the founder and chief executive officer of The Benefits Group, Inc., and employee benefits company, which he founded in 1985.  The Benefits Group, Inc. provides traditional benefit programs, and also operates www.newhealthquote.com, which provides online quotes to small companies or individuals without insurance.  He is a Registered Financial Consultant and has consistently received numerous regional and national awards from various insurance companies and organizations over the years for top sales (i.e., Humana, Blue Cross Blue Shield of Michigan, John Alden, Fortis, the National Association of Health Underwriters among others).

D. Roger Scammell has been a member of our board and an officer since January 6, 2011.  Mr. Scammell has 40 years of experience in the mining and exploration industry worldwide, principally with epithermal gold/silver, polymetallic base metal, combined with nickel and coal deposits.  He was the Country Manager (México) for Teck Corporation and its Mexican subsidiary, Minera Teck S.A. de C.V. from 1992 to 2002.  From May 2004 to December 2010, Mr. Scammell was Vice President of Exploration and later President of Scorpio Mining Corporation and its Mexican subsidiary, Minera Cosalá.  While at Scorpio, he was responsible for the administration and execution of exploration, development and initial production of the Nuestra Señora polymetallic silver mine in Sonora, México, as well as the onsite construction of the 1,000 tons per day flotation mill. Mr. Scammell holds a Bachelor of Science degree in geology from the University of London, England, and is a licensed Professional Geoscientist of Ontario, Canada.  Mr. Scammell also serves as a director of two other mining companies, Southern Silver Exploration Corp (TSX: SSV) and Musgrove Minerals Corp. (TSX: MGS). Mr. Scammell also agreed to serve as president and a director of GoldLand Holdings, Co. (OTC: GHDC), which is an affiliate of ours.

Mr. and Ms. Quilliam are married to each other.

Mr. Christian Quilliam is the son of Mr. and Mrs. Quilliam.

Executive Officers Who Are Not Directors

Thomas Ridenour has been our Chief Financial Officer since June 2010.  Mr. Ridenour has been a principal of Ridenour and Associates, LLC, an accounting consulting firm providing CFO services to small public and private companies, since 2002.  From 2000 to 2002, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of HealthWatch, Inc., a software technology company.  Prior to joining HealthWatch, Mr. Ridenour served as Senior Vice President and Chief Financial Officer of Nationwide Credit, Inc., a receivables management company, from 1998 to 2000. From 1983 to 1998, Mr. Ridenour served in various financial management roles at American Security Group, a financial services company, Primerica Financial Services, Inc., a financial services company, and Southmark Corporation, a real estate service and development company.  Mr. Ridenour is a CPA and holds a B.S. Accounting degree from the University of South Carolina.

None of the above directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f).

Directors

Our board currently consists of seven directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers other than Pierre and Denise Quilliam, who are married to each other, and Christian Quilliam, who is the son of Mr. and Ms. Quilliam.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

Summary Compensation Table

Name and Principal Position	Year		Salary $		Stock Awards $ (1)		Option Awards $ (2)		All Other Compensation $		Total $

Pierre Quilliam, Chairman and CEO (3)	2010 2009	$ $	125,000 125,000	$ $	81,900 --	$ $	116,354 --	$ $	-- 17,500	$ $	323,254 142,500

Denise Quilliam, Secretary and Director (4)	2010 2009	$ $	84,000 42,000	$ $	11,900 --	$ $	29,089 --	$ $	-- --	$ $	124,989 42,000

Christian Quilliam, COO and Director (5)	2010 2009	$ $	145,000 --	$ $	90,175 --	$ $	174,531 --	$ $	-- --	$ $	339,831 --

Thomas C. Ridenour, CFO (6)	2010 2009	$ $	98,000 --	$ $	390,936 --	$ $	174,531 --	$ $	-- --	$ $	663,467 --

(1)

The stock grants for Pierre Quilliam and Denise Quilliam consisted of 585,000 and 85,000 shares of Class A Common Stock, respectively, granted as bonuses.  The shares were valued at $0.14 per share, which was the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

Mr. Ridenour received stock grants of 168,000 and 1,944,000 shares of Class A Common Stock valued at $0.14 and $0.189 per share, respectively, which was the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

Christian Quilliam received stock grants of 145,000 shares of Class A Common Stock and 1,746,875 shares of Class B Common Stock valued at $20,300 and $69,875, respectively, which was the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

(2)

The option awards to Pierre Quilliam, Denise Quilliam, Christian Quilliam and Thomas C. Ridenour consisted of 2,000,000, 500,000, 3,000,000 and 3,000,0000 options to purchase Class A Common Stock, respectively.  The options have an exercise price of $0.20 per share, a ten year term, and are subject to a one year vesting period.  The amount reported is the amount recognized for financial statement reporting purposes in accordance with ASC Topic 718

(3)

Pierre Quilliam’s compensation is based upon an employment agreement dated October 15, 2007, which provides for a base salary of $125,000 per year.  Mr. Quilliam received other compensation of $17,500 in 2009 as a result of payments we made to settle a tax debt incurred in connection with his role as an officer of Dicut, our former corporate parent.

(4)

Ms. Quilliam’s compensation is based upon an employment agreement dated July 1, 2009, which provides for a base salary of $84,000 per year.

(5)

Christian Quilliam’s compensation is based upon an employment agreement dated January 1, 2010, which provides for a base salary of $145,000 per year.  Mr. Quilliam’s compensation does not include any compensation he received as a consultant prior to the date he became an executive officer of the Company.

(6)

Mr. Ridenour’s compensation is based upon an employment agreement dated June 1, 2010, which provides for a base salary of $168,000 per year.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised options (#) (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date ($) (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares of Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Pierre Quilliam	--	2,000,000*	--	0.20	10/19/2020	--	--	--	--
Denise Quilliam	--	500,000*	--	0.20	10/19/2020	--	--	--	--
Christian Quilliam	--	3,000,000*	--	0.20	10/19/2020	--	--	--	--
Thomas C. Ridenour	--	3,000,000*	--	0.20	10/19/2020	--	--	--	--

*The options vest one year from the date of issuance.

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Allan Breitkreuz (1)	-	13,300	174,531	-	-	-	187,831
Christian Quilliam (2)	-	-	-	-	-	71,770	71,770
Lewis Georges (3)	-	-	58,177	-	-	-	58,177
David J. Bommarito (4)	-	-	58,177	-	-	-	58,177

(1)

Mr. Breitkreuz’s stock award consists of 95,000 shares of Class A Common Stock valued at $0.14 per share. Mr. Breitkreuz’s option award consists of options to purchase 3,000,000 shares of Class A Common Stock at $0.20 per share.  The options have a term of 10 years, and are subject to a one year vesting requirement. The amount reported is the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

(2)

Mr. Quilliam’s compensation consists of 698,073 shares of Class A Common Stock issued to Q-Prompt, Inc. valued at $71,770 for computer services while Mr. Quilliam was a director but before he became an officer.  Mr. Quilliam’s compensation after he became an officer is included in the Summary Compensation Table above.

(3)

Mr. Georges’ option award consists of options to purchase 1,000,000 shares of Class A Common Stock at $0.20 per share.  The options have a term of 10 years, and are subject to a one year vesting requirement. The amount reported is the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

(4)

Mr. Bommarito’s option award compensation consists of options to purchase 1,000,000 shares of Class A Common Stock at $0.20 per share.  The options have a term of 10 years, and are subject to a one year vesting requirement. The amount reported is the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with ASC Topic 718.

We do not have any policy regarding the compensation of directors and have paid no compensation for director services in the last two years.

Employment Agreements with Current Management

Pierre Quilliam.  We entered into an employment agreement with Mr. Quilliam on January 1, 2011, which provides as follows:

•

Mr. Quilliam serves as our chief executive officer.

•

That Mr. Quilliam is entitled to a base salary of $250,000 per year;

•

Mr. Quilliam is entitled to a monthly automobile allowance of $2,700;

•

The term of the agreement is one year (or until December 31, 2011), but automatically renews for successive terms equal to the initial term unless it is terminated at least thirty days before any expiration date;

•

Mr. Quilliam is entitled to health, dental, long term disability and life insurance, to the extent provided to all of our employees pursuant to such plans and programs that we may adopt from time to time, and the use of two rental cars, the combined cost of which shall not exceed $2,000 per month; and

•

Mr. Quilliam’s employment is subject to standard provisions requiring that he maintain the confidentiality of our information, and prohibiting his competition with us or soliciting our employees during and after the termination of their employment with us.

Denise Quilliam. We entered into a one year employment agreement with Denise Quilliam dated January 1, 2011.  The terms are identical to our employment agreement with Mr. Quilliam, except that her base salary is $95,000, her title is Secretary and she does not have an automobile allowance.

Christian Quilliam.  We have entered into a one year employment agreement with Christian Quilliam dated January 1, 2011.  The terms are identical to our employment agreement with Pierre Quilliam, except that his base salary is $195,000, he is entitled to an automobile allowance of up to $2,025 per month, his title is Chief Operating Officer, and he is allowed to perform his services primarily from Ontario, Canada, subject to a requirement to make at least 12 trips per year to the Company’s operations in Idaho.

Thomas C. Ridenour.  We have entered into a one year employment agreement with Tom Ridenour dated January 1, 2011.  The terms are identical to our employment agreement with Pierre Quilliam, except that his base salary is $195,000, he is entitled to an automobile allowance of up to $2,025 per month, his title is Chief Financial Officer, and he is allowed to perform his services primarily from Atlanta, Georgia.

Allan Breitkeuz. We entered into a one year employment agreement with Allan Breitkreuz dated January 1, 2011.  The terms are identical to our employment agreement with Mr. Quilliam, except that his base salary is $95,000, his title is Vice President and he does not have an automobile allowance.

D. Roger Scammell.  We have entered into an employment agreement with Mr. Scammell effective as of January 1, 2011, which provides as follows:

•

Mr. Scammell serves as our president and as a director.

•

That Mr. Scammell is entitled to a base salary of $250,000 per year, all of which is payable in shares of common stock registered on Form S-8;

•

The term of the agreement is one year, but automatically renews for successive terms equal to the initial term unless it is terminated at least thirty days before any expiration date;

•

Mr. Scammell is entitled to health, dental, long term disability and life insurance, to the extent provided to all of our employees pursuant to such plans and programs that we may adopt from time to time; and

Mr. Scammell’s employment is subject to standard provisions requiring that he maintain the confidentiality of our information.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of May25, 2011, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

	Class A Shares		Class B Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)
New Vision Financial, Ltd. (2) Akara Bldg 24 De Castro Street Wickhams Cay British Virgin Islands	40,752,224	12.6%	-	0.0%

David J. Bommarito (3) 2550 S. Rochester Rd. Rochester Hills, MI 48307	5,300,257	1.7%	-	0.0%

Pierre Quilliam (4)(5) 5709 Manatee Avenue West Bradenton, Florida 34209	3,992,320	1.3%	19,500	0.5%

Denise Quilliam (4)(5) 5709 Manatee Avenue West Bradenton, Florida 34209	2,672,031	0.8%	1,737,946	44.7%

Christian Quilliam (6) 5356 Vail Ct. Mississauga, Ontario Canada L5M 6G9	2,500,161	0.8%	1,746,875	45.0%

Thomas Ridenour (5) 100 North Point Center East Suite 530 Alpharetta, GA 30022	2,238,414	0.7%	-	0.0%

Lewis Georges (7) 101 West Main Street Suite 4000 Norfolk, VA 23510	316,900	0.1%	-	0.0%

Allan Breitkreuz (5) 1613 2nd Ave., RR#3 St-Catharines, Ontario Canada L2R 6P9	156,586	0.0%	0.0%	0.0%

D. Roger Scammell Don Julio Berdegue 730B Fracc. El Cid Mazatlan, Sinaloa Mexico 82100	162,700	0.0%	-	0.0%

All Officers and Directors as a Group (7)	17,338,740	5.5%	3,504,321	90.2%

(1) Based upon 314,950,717 shares of Class A Common Stock issued and outstanding as of May 25, 2011, and 3,884,321 shares of Class B Common Stock issued and outstanding as of May 25, 2011.

(2)  New Vision Financial, Ltd.’s shares include 31,238,988 shares of Class A Common Stock owned outright, as well as 9,513,236 shares of Class A Common Stock which it has the present right to acquire under notes which are convertible into common stock at its election.  The notes have an aggregate principal amount of $1,018,000, and are convertible at various prices based on the market value of the Class A Common Stock on the date of issuance.

(3) Mr. Bommarito’s shares include 4,326,457 shares owned outright, 140,000 shares owned by a Roth IRA, 200,000 shares owned by his spouse, and 633,800 shares owned by a pension plan of which he is a fiduciary.

(4) Pierre Quilliam and Denise Quilliam are married.

(5) All reported shares are owned outright.

(6) Christian Quilliam owns 1,114,457 shares outright, and 1,385,704 shares owned by Q-Prompt, Inc., a corporation owned by Mr. Quilliam.

(7) Mr. Georges’ shares include 17,500 shares owned outright, 195,000 shares owned by a revocable trust established by him, 4,400 shares owned by a minor child, and 100,000 shares owned by an estate of which he is administrator.

(8) All of the officers and directors hold options to purchase shares of Class A Common Stock, which are not included in their ownership amounts because the options are subject to a one year vesting requirement and are not currently exercisable within 60 days.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about our outstanding compensation plans under which shares of stock have been authorized:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	--	--	--
Equity compensation plans not approved by security holders
2010 Stock Option Plan	20,000,000	0.20	--
2010 Employee, Consultant and Advisor Stock Compensation Plan	8,542,674	0.13	11,457,326
Total	28,542,674	--	11,457,326

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our certificate of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Related Party Transactions

On October 11, 2007, GoldLand leased its mineral rights on War Eagle Mountain to us.  Under the lease, we are responsible for all mining activities on War Eagle Mountain, and we are obligated to pay GoldLand annual lease payments of $1,000,000, payable on a monthly basis, a monthly non-accountable expense reimbursement of $10,000 during any month in which ore is mined from the leased premises, and a royalty of 15% of all amounts we receive from the processing of ore mined from the properties.  The lease, as amended, provides that lease payments must commence July 1, 2010.

On the first quarter of 2011, we amended the above-described lease with GoldLand.  The amendment provided that the annual lease payments would be deferred for a fifteen month period from October 2010 to December 2011, and the term of the Lease would be extended for an equal amount of time.  We remain obligated to pay any royalties or the nonaccountable fee that accrues during the deferral period.  All of the officers and directors of GoldLand are also officers and directors of us.

Under an agreement dated July 14, 2006 entered into by a prior owner of the Sinker Tunnel location, we are obligated to pay Bisell Investments, Inc. (“Bisell”) and New Vision Financial, Ltd. (“New Vision”) a total of 15% of the net smelter return or net refinery return of any ore which originates, terminates or was gained access through the Sinker Tunnel or the grounds of the Sinker Tunnel complex.

As of December 31, 2009, GoldLand owed us $69,499.  As of December 31, 2010, we owed GoldLand $6,000.  The amounts are non-interest bearing, unsecured demand loans.

Pierre Quilliam has made loans to us from time to time.  The loans are non-interest bearing, unsecured demand loans.  The amount outstanding to Mr. Quilliam at December 31, 2009 and December 31, 2010 was $102,660 and $323, respectively.  The loans represent amounts paid by Mr. Quilliam on our behalf for expenses relating to our reorganization in 2007 and our entry into the mining business in Idaho.

During 2010 we issued 698,073 of Class A Common Stock to Q-Prompt, Inc. for computer services valued at $71,770 in various transactions.  During 2009 we issued 773,448 of Class A Common Stock to Q-Prompt, Inc. for computer services valued at $25,232. Q-Prompt, Inc. is owned by Christian Quilliam, who is the son of Mr. and Ms. Quilliam. In 2010, we issued 1,746,875 shares of Class B Common Stock to Christian Quilliam as a signing bonus when he was hired as our chief operating officer.

During 2010 we issued 301,174 of Class A Common Stock to Pascale Tutt for shareholder relations and property due diligence valued at $34,862.  Ms. Tutt is the daughter of Mr. and Ms. Quilliam.  In 2011, we have issued an additional 38,290 shares of Class A Common Stock to Ms. Tutt for mineral claims administration.

In 2009, we had paid $17,500 in taxes owed by Mr. Quilliam, which were incurred in connection with his role as officer of Dicut, our former corporate parent.

From 2007 to 2010, we have issued various notes to investors to raise capital.  The notes have a term of two years, bear interest at 3% per annum payable monthly, and are convertible into Class A Common Stock at the market price on the date of issuance of the note.  Erna Breitkreuz, the mother of Allan Breitkreuz, has purchased $154,000 of convertible notes in the offering.  Sherrie Breitkreuz, the sister of Allan Breitkreuz, has purchased $13,000 of convertible notes in the offering.

Pierre Quilliam is a considered a promoter of our entry into the mining business in Idaho.  Mr. Quilliam has not personally received anything of value from us in connection with acting as a promoter except an employment agreement.  In addition to his employment agreement with us, Mr. Quilliam will benefit indirectly from our entry into the mining business because it will give us the ability to repay amounts that we owe Mr. Quilliam for expenses he has advanced on our behalf.

Mr. Quilliam will also benefit indirectly by virtue of his employment with, and ownership interest in, GoldLand.  In connection with our entry into the mining business, we entered into a lease agreement with GoldLand, under which we are obligated to pay GoldLand lease payments of $1,000,000 per year payable on a monthly basis, a nonaccountable expense allowance of $10,000 per month for any month in which ore is mined from the property, and a royalty of 15% from any proceeds we receive from a smelter of ore produced from land.  Mr. Quilliam and Denise Quilliam, his wife, own 35.5% of the outstanding common stock of GoldLand. Mr. Quilliam has an employment agreement with GoldLand that entitles him to a base salary of $125,000 per year, and Ms. Quilliam has an employment agreement with GoldLand that entitles her to a salary of $42,500 per year.  GoldLand has not actually paid Mr. Quilliam’s salary, bonus or expense reimbursement yet.  Presently, GoldLand’s only source of revenue is payments under the lease with us, and therefore Mr. Quilliam ability to receive payment from GoldLand is dependent on our ability to make lease payments to GoldLand.

Mr. Quilliam will also benefit to the extent we use the Sinker Tunnel to mine ore, because Bisell is entitled to a royalty on all ore mined using the Sinker Tunnel.  Specifically, Bisell owns 50% of a royalty under which we are obligated to pay 15% of the net smelter return or net refinery return of any ore which originates, terminates or was gained access through the Sinker Tunnel or the grounds of the Sinker Tunnel complex.  Bisell acquired its royalty rights in the Sinker Tunnel from Laoshan Group, LLC under an agreement dated July 27, 2007 in consideration for 400,000 shares each of our common stock owned by Bisell.

GoldLand acquired its mining rights on War Eagle Mountain shortly before it leased those rights to us in October 2007.  GoldLand acquired those rights by issuing 45,000,000 of its common shares each to Bisell and New Vision.  Mr. Quilliam controls Bisell.  Shortly before GoldLand acquired the mining rights from Bisell and New Vision, Bisell and New Vision acquired the mining rights from an unrelated third party by conveying the unrelated party 7,500,000 shares of GoldLand common stock that each owned GoldLand at the time.

Review, Approval and Ratification of Related Party Transactions

The board of directors has responsibility for establishing and maintaining guidelines relating to any related party transactions between us and any of our officers or directors. Under our Code of Ethics, any conflict of interest between a director or officer and us must be referred to the non-interested directors for approval. We intend to adopt written guidelines for the board of directors which will set forth the requirements for review and approval of any related party transactions.

Director Independence

Our common stock is currently quoted on the OTC Bulletin Board, or the OTCBB, and the Pink Sheets.  Since neither the OTCBB nor the Pink Sheets has its own rules for director independence, we use the definition of independence established by the NYSE Amex (formerly the American Stock Exchange).  Under applicable NYSE Amex rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We periodically review the independence of each director. Pursuant to this review, our directors and officers, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, we then consider whether such transactions or relationships are inconsistent with a determination that the director is independent.  As this time, we have two independent directors, David Bommarito and Lew Georges.  Our other directors are not independent.

Conflicts Relating to Officers and Directors

To date, we do not believe that there are any conflicts of interest involving our officers or directors, other than as disclosed above.  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$877
Federal Taxes	$-
State Taxes and Fees	$-
Listing Fees	$-
Printing and Engraving Fees	$-
Transfer Agent Fees	$-
Accounting fees and expenses	$2,500
Legal fees and expenses	$10,000
Total	$13,377

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Under Article Ten of our Certificate of Incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, any and all persons whom it has the power to indemnify under Section 145, which generally includes any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  The indemnification provided by our Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Article Nine of our Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.Recent Sales of Unregistered Securities

We have issued securities in the following unregistered transactions in the three years prior to the date of this Registration Statement:

i

Shares Issued in Minex Acquisition: On September 21, 2008, we issued 3,846,154 shares of Class A Common Stock to acquire all mineral, mining and access rights to two mining claims on War Eagle Mountain, covering 18.877 total acres, as well as claims for four mill site locations and the Sinker Tunnel location.  The shares were valued at $376,923, which was the market price on the date of the acquisition.  The shares were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

Shares Issued in Deep Rock, Inc. Acquisition:  On January 23, 2009 we issued 7,719,235 shares of Class A Common Stock to purchase 100% of the outstanding common stock of Deep Rock, Inc., an Idaho corporation. The shares were valued at $355,085, which was the market price on the date of the acquisition.  The shares were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

Shares Issued for Office Rent:  We have issued the following shares of common stock issued the shares of Class A Common Stock to pay rent for our offices:

•

From May 1, 2008 to December 31, 2008, we issued 1,250,000 shares of Class A Common Stock valued at $110,160 to pay rent due under a lease of office space in New York.

•

In 2009, we issued 5,000,000 shares of Class A Common Stock valued at $282,750 to pay rent due under an office lease in New York.

•

In 2010, we issued 3,580,000 shares of Class A Common Stock valued at $469,220 to pay rent due under an office leases in New York and Toronto.

The shares were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision.

Convertible Note Issuances:  In 2007, we commenced an offering of convertible notes (the “7% Convertible Notes”) to raise capital.  The 7% Convertible Notes have a term of two years, bear interest at 7% per annum payable monthly, and are convertible into Class A Common Stock at the market price on the date of issuance of the 7% Convertible Notes.  From May 1, 2008 to the present, we have issued 7% Convertible Notes in the following transactions:

•

From May 1, 2008 to December 31, 2008, we issued 1,030,950 of 7% Convertible Notes to eight investors.

•

In 2009, we issued $635,000 of 7% Convertible Notes to twelve investors, and issued $28,000 of 7% Convertible Notes to two investors in renewal of 7% Convertible Notes issued in 2007 that matured in 2009.

•

In 2010, we issued $2,522,700 of 7% Convertible Notes to thirty-six investors, and issued $738,110 of 7% Convertible Notes to ten investors in renewal of 7% Convertible Notes issued in 2008 that matured in 2010.

•

From January 1, 2011 to May 25, 2011, we issued $1,111,000 of 7% Convertible Notes to six investors.

The 7% Convertible Notes were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the securities were not offered or sold by means of any form of general solicitation or general advertising. In our judgment, the recipients had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the 7% Convertible Notes stating that the securities have not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.  As disclosed in “Notes Converted into Class A Common Stock,” certain of the 7% Convertible Notes have been converted into Class A Common Stock in October 2010.

Gold Note Issuances: In 2009, we issued $202,400 of convertible notes (the “Gold Notes”) to an investor. The Gold Notes had a term of two years, and bore interest at 7% per annum payable monthly. Principal and interest due on the Gold Notes was convertible, at the election of the holder, either into (a) common stock at the market price on the date of issuance of the Gold Note, or (b) gold bars that are 99.999% pure at the daily London fix less a discount of $460 per ounce, provided that the net amount of any amounts which the investor could elect to convert into gold bars could not exceed 30% of the Company's net smelter return in the month. The Gold Notes were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the securities were not offered or sold by means of any form of general solicitation or general advertising. In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the Gold Notes stating that the securities had not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom. As disclosed in “Notes Converted into Class A Common Stock,” the Gold Notes were converted into Class A Common Stock in October 2010.

Notes Converted into Class A Common Stock: We have issued the following shares of Class A Common Stock upon conversion of 7% Convertible Notes or Gold Notes:

•

From May 1, 2008 to December 2008, we issued 2,705,084 shares of our Class A Common Stock upon conversion of notes with an aggregate principal amount of $134,000.

•

In 2009, we issued 2,045,455 shares of Class A Common Stock upon conversion of notes with an aggregate principal amount of $45,000.

•

In 2010, we issued 43,641,549 shares of Class A Common Stock upon conversion of notes with an aggregate principal amount of $2,449,065.

•

From January 1, 2011 to May 25, 2011, we issued 2,225,982 shares of Class A Common Stock upon conversion of notes with an aggregate principal amount of $137,600.

The shares were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

Shares Issued for Consulting Services:  We have issued shares for consulting services in the following transactions:

•

In 2007, we issued 11,294,995 shares of Class A Common Stock and 1,737,946 shares of Class B Common Stock to various vendors for consulting services valued at $658,624 and $139,062, respectively.

•

In 2008, we issued 33,780,847 shares of Class A Common Stock to various vendors for consulting services valued at $2,360,231, of which $404,840 has been classified as prepaid expenses.

•

In 2009, we issued 56,786,923 shares of Class A Common Stock to various vendors for consulting services valued at $1,974,096.

•

In 2010, we issued 61,898,727 shares of Class A Common Stock to various vendors for consulting services valued at $6,957,093 (of which 8,542,674 shares with a value of $1,079,967 were registered on Form S-8), and 1,746,875 shares of Class B Common Stock to one officer for consulting services valued at $69,875.

•

From January 1, 2011 to May 25, 2011, we issued 26,137,731 shares of Class A Common Stock to various vendors for consulting services valued at $4,091,801 (of which 11,209,561 shares with a value of $1,903,000 were registered on Form S-8).

All shares issued for consulting services were valued at the market price on the date of the issuance.  Prior to October 16, 2009, the shares were originally issued in the belief that the issuance was exempt under Rule 701.  We have since learned that many of the shares issued for services would not qualify for Rule 701, because for example we had exceeded the volume limitations in Rule 701 or issued the shares to persons other than natural persons.  Accordingly, we alternatively claim the "private placement" exemption under Section 4(2) of the Securities Act for all of the shares issued for services. After October 16, 2009, we relied upon the "private placement" exemption under Section 4(2) of the Securities Act for all of the shares issued for services. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipients had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision.

Shares Issued to Settle Potential Litigation Claim:  In June 2008, we issued 3,500,000 shares of Class A Common Stock to HEM Mutual Assurance, LLC to settle a legal claim against us and Mr. Quilliam arising out of its investment in Dicut, Inc., our former corporate parent.  While we believed we had good defenses to any suit, we determined that the cost of defending any claim would exceed the cost of the settlement.  The shares were valued at $81,700, which was the market price on the date of the issuance. The shares were originally issued in the belief that the issuance was exempt under Rule 701.  We have since learned that the issuance of the shares would not qualify for Rule 701, because for example we had exceeded the volume limitations in Rule 701 and the recipient was not a natural person. Accordingly, we alternatively claim the "private placement" exemption under Section 4(2) of the Securities Act for all of the shares issued for services. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising. In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision.

Shares issued in Miscellaneous Transactions:  We have issued shares of Class A Common Stock in the following miscellaneous transactions:

•

In 2009, we issued 435,000 shares valued at $13,049 as consideration for a road easement to our property near War Eagle Mountain, Idaho.

•

In 2010, we issued 3,000,000 shares to one investor for cash proceeds of $75,000.

•

In 2010, we issued 3,687,469 shares valued at $377,165 to a company to acquire mining equipment.

•

In 2010, we issued 1,250,000 shares valued at $50,000 to one investor to pay interest on 7% Convertible Notes held by the investor.

The shares were issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act. The issuances did not involve a public offering of securities, as the shares were not offered or sold by means of any form of general solicitation or general advertising.  In our judgment, the recipient had knowledge of our assets, liabilities and business plan, and such information about us as was necessary to make an informed investment decision. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and could not be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 16.Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger by and among Dicut Holdings, Inc., Silver Falcon Mining, Inc. and Dicut KLM, Inc. dated October 12, 2007 (1)
3.1	Certificate of Incorporation of Silver Falcon Mining, Inc., a Delaware corporation, dated October 11, 2007 (1)
3.2	Certificate of Amendment of Certificate of Incorporation dated October 15, 2007 (1)
3.3	By-Laws (1)
4.1	Form of Class A Common Stock certificate (1)
4.2	Form of Convertible Promissory Note (1)
4.3	Form of Convertible Promissory Note (2)
5	Opinion re Legality of Investment Law Group of Gillett, Mottern & Walker, LLP
10.1	Employment Agreement of Pierre Quilliam dated January 1, 2011 (3)
10.2	Employment Agreement of Denise Quilliam dated January 1, 2011 (3)
10.3	Lease Agreement between GoldLand Holdings Co. and Silver Falcon Mining, Inc., dated October 11, 2007 (1)
10.4	Asset Purchase Agreement dated September 20, 2008 by and between Silver Falcon Mining, Inc. and Mineral Extraction Company (4)
10.5	Share Purchase Agreement dated January 22, 2009 by and between Deep Rock, Inc., William Martens and Silver Falcon Mining, Inc. (4)
10.6	Form of Consulting Contract (4)
10.7	Real Estate Purchase and Sale Agreement dated November 30, 2010 (5)
10.8	Promissory Note payable to Joyce Livestock Company Limited (5)
10.9	Deed of Trust by and among Silver Falcon Mining, Inc., as Borrower, Pioneer Title Company, as Trustee, and Joyce Livestock Company Limited Partnership, as Lender (5)
10.10	Employment Agreement of Christian Quilliam dated January 1, 2011 (3)
10.11	Employment Agreement of Thomas C. Ridenour dated January 1, 2011 (3)
10.12	Employment Agreement of D. Roger Scammell (6)
10.13	Amendment to Lease between GoldLand Holdings Co. and Silver Falcon Mining, Inc., dated January 21, 2011 (6)
10.14	2010 Employee, Consultant and Advisor Stock Compensation Plan (7)
10.15	Form on Stock Payment Agreement (7)
10.16	2010 Stock Option Plan (7)
10.17	Form of Stock Option Agreement (7)
10.18	Amendment to Amendment to Lease dated March 24, 2011 (3)
10.19	Employment Agreement of Allan Breitkreuz dated January 1, 2011 (3)
10.20	Investment Agreement with Centurion Private Equity, LLC dated April 5, 2011 (8)
10.21	Registration Rights Agreement with Centurion Private Equity, LLC dated April 5, 2011 (8)
23.1	Consent of W.T. Uniack & Co. CPA's P.C.
23.2	Consent of Investment Law Group of Gillett, Mottern & Walker, LLP (included in Exhibit 5)

(1)

Incorporated by reference to the Form 10 Registration Statement filed August 17, 2009.

(2)

Incorporated by reference to the Form 10-Q for the period ending September 30, 2009.

(3)

Incorporated by reference to the Form 10-K for the period ending December 31, 2010.

(4)

Incorporated by reference to the Form 10/A Registration Statement filed November 3, 2009.

(5)

Incorporated by reference to the Form 8-K filed January 27, 2010.

(6)

Incorporated by reference to the Form 8-K filed January 26, 2011.

(7)

Incorporated by reference to Registration Statement on Form S-8 filed November 16, 2010.

(8)

Incorporated by reference to the Form 8-K filed April 11, 2011.

Item 17.Undertakings

The undersigned registrant hereby undertakes:

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

v

     (b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. ; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bradenton, State of Florida, on May 31, 2011.

SILVER FALCON MINING, INC.

By: /s/ Pierre Quilliam
Pierre Quilliam
President, Chief Executive Officer, and Chairman
May 31, 2011

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Dated: May 31, 2011	/s/ Pierre Quilliam
Pierre Quilliam, Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: May 27, 2011	/s/ Lewis Georges
Lewis Georges, Director

Dated: May 30, 2011	/s/ Denise Quilliam
Denise Quilliam, Director and Secretary

Dated: May 30, 2011	/s/ Christian Quilliam
Christian Quilliam, Chief Operating Officer and Director

Dated: June 1, 2011	/s/ David J. Bommarito
David J. Bommarito, Director

Dated: June 1, 2011	/s/ Allan Breitkreuz
Allan Breitkreuz, Vice President and Director

Dated: May 31, 2011	/s/ D. Roger Scammell
D. Roger Scammell, President and Director

Dated: June 1, 2011	/s/ Thomas Ridenour
Thomas Ridenour, Chief Financial Officer (Principal Financial and Accounting Officer)